Exhibit 10.4

______________________________________________________________________________
Loan No: 31-0918346

LOAN AGREEMENT

Dated as of April 15, 2013

Between

COLE MT SAN JOSE CA, LP, a Delaware limited partnership
as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender
___________________________________________________________________________

Table of Contents

Page

ARTICLE 1	DEFINITIONS; PRINCIPLES OF CONSTRUCTION.........................................1

Section 1.1	Definitions ................................................................................................1

Section 1.2	Principles of Construction ....................................................................15

ARTICLE 2	GENERAL TERMS.................................................................................................................15

Section 2.1	The Loan..................................................................................................15

Section 2.2	Disbursement to Borrower.......................................................................15

Section 2.3	The Note and the other Loan Documents................................................15

Section 2.4	Intentionally Omitted...............................................................................15

Section 2.5	Interest Rate.............................................................................................15

Section 2.6	Loan Payments........................................................................................16

Section 2.7	Prepayments............................................................................................17

Section 2.8	Intentionally Omitted..............................................................................18

Section 2.9	Intentionally Omitted..............................................................................18

Section 2.10	Release....................................................................................................18

ARTICLE 3	REPRESENTATIONS AND WARRANTIES.....................................................19

Section 3.1	Legal Status and Authority......................................................................19

Section 3.2	Validity of Documents.............................................................................19

Section 3.3	Litigation.................................................................................................19

Section 3.4	Agreements..............................................................................................19

Section 3.5	Financial Condition.................................................................................20

Section 3.6	Disclosure................................................................................................20

Section 3.7	No Plan Assets........................................................................................20

Section 3.8	Not a Foreign Person..............................................................................20

Section 3.9	Business Purposes...................................................................................20

Section 3.10	Borrower Information.............................................................................20

Section 3.11	Status of Property....................................................................................21

Section 3.12	Financial Information..............................................................................22

Section 3.13	Condemnation.........................................................................................22

Section 3.14	Separate Lots...........................................................................................23

Section 3.15	Insurance.................................................................................................23

Section 3.16	Use of Property.......................................................................................23

Section 3.17	Leases and Rent Roll..............................................................................23

Section 3.18	Filing and Recording Taxes....................................................................23

Section 3.19	Management Agreement.........................................................................24

Section 3.20	Illegal Activity/Forfeiture.......................................................................24

Section 3.21	Taxes.......................................................................................................24

Section 3.22	Permitted Encumbrances........................................................................24

Section 3.23	Third Party Representations...................................................................24

Section 3.24	Non-Consolidation Opinion Assumptions..............................................24

Section 3.25	Federal Reserve Regulations..................................................................24

Section 3.26	Investment Company Act.......................................................................24

Section 3.27	Fraudulent Conveyance..........................................................................25

Section 3.28	Embargoed Person..................................................................................25

Section 3.29	Patriot Act...............................................................................................26

Section 3.30	Organizational Chart...............................................................................26

Section 3.31	Bank Holding Company..........................................................................26

Section 3.32	No Breach of Fiduciary Duty..................................................................26

Section 3.33	Property Document Representations.......................................................26

Section 3.34	No Change in Facts or Circumstances....................................................26

Section 3.35	Guarantor Representations.....................................................................27

ARTICLE 4	BORROWER COVENANTS.............................................................................27

Section 4.1	Existence.................................................................................................27

Section 4.2	Applicable Law.......................................................................................27

Section 4.3	Maintenance and Use of Property...........................................................28

Section 4.4	Waste.......................................................................................................28

Section 4.5	Taxes and Other Charges........................................................................28

Section 4.6	Litigation................................................................................................30

Section 4.7	Access to Property..................................................................................30

Section 4.8	Notice of Default....................................................................................30

Section 4.9	Cooperate in Legal Proceedings.............................................................30

Section 4.10	Performance by Borrower.......................................................................30

Section 4.11	Awards....................................................................................................30

Section 4.12	Books and Records.................................................................................30

Section 4.13	Estoppel Certificates...............................................................................32

Section 4.14	Leases and Rents....................................................................................33

Section 4.15	Management Agreement.........................................................................35

Section 4.16	Payment for Labor and Materials...........................................................36

Section 4.17	Performance of Other Agreements.........................................................37

Section 4.18	Debt Cancellation...................................................................................37

Section 4.19	ERISA....................................................................................................37

Section 4.20	No Joint Assessment..............................................................................38

Section 4.21	Alterations..............................................................................................38

Section 4.22	REA Covenants.......................................................................................39

Section 4.23	Certificates of Occupancy.......................................................................39

Section 4.24	Autozone Violation.................................................................................39

ARTICLE 5	ENTITY COVENANTS......................................................................................39

Section 5.1	Single Purpose Entity/Separateness........................................................39

Section 5.2	Independent Director...............................................................................42

Section 5.3	Compliance Certificate............................................................................43

Section 5.4	Change of Name, Identity or Structure...................................................44

Section 5.5	Business and Operations.........................................................................44

ARTICLE 6	NO SALE OR ENCUMBRANCE.......................................................................44

Section 6.1	Transfer Definitions................................................................................44

Section 6.2	No Sale/Encumbrance............................................................................44

Section 6.3	Permitted Transfers of Equity Interests..................................................45

Section 6.4	Permitted Property Transfers (Assumptions).........................................46

Section 6.5	Lender's Rights.......................................................................................48

ARTICLE 7	INSURANCE; CASUALTY; CONDEMNATION; RESTORATION................49

Section 7.1	Insurance.................................................................................................49

Section 7.2	Casualty..................................................................................................54

Section 7.3	Condemnation.........................................................................................54

Section 7.4	Restoration..............................................................................................54
ARTICLE 8..........................................................................................................................................58

Section 8.1	Completion of Immediate Repairs..........................................................58

ARTICLE 9	CASH MANAGEMENT AGREEMENT ......................................................58

Section 9.1	Cash Management Agreement................................................................58

Section 9.2	Cash Flow Sweep...................................................................................59

ARTICLE 10	EVENTS OF DEFAULT; REMEDIES...............................................................59

Section 10.1	Event of Default......................................................................................59

Section 10.2	Remedies.................................................................................................61

ARTICLE 11	SECONDARY MARKET ................................................................................63

Section 11.1	Securitization..........................................................................................63

Section 11.2	Securitization Indemnification...............................................................66

Section 11.3	Reserves/Escrows...................................................................................68

Section 11.4	Servicer...................................................................................................68

Section 11.5	Rating Agency Costs..............................................................................68

Section 11.6	Mezzanine Option ................................................................................69

Section 11.7	Conversion to Registered Form..............................................................69

ARTICLE 12	INDEMNIFICATIONS........................................................................................69

Section 12.1	GENERAL INDEMNIFICATION..........................................................69

Section 12.2	MORTGAGE AND INTANGIBLE TAX AND TRANSFER TAX INDEMNIFICATION.............................................................................70

Section 12.3	ERISA INDEMNIFICATION................................................................70

Section 12.4	Duty to Defend, Legal Fees and Other Fees and Expenses....................71

Section 12.5	Survival...................................................................................................71

Section 12.6	Environmental Indemnity.......................................................................71

ARTICLE 13	EXCULPATION..................................................................................................71

Section 13.1	Exculpation.............................................................................................71

Section 13.2	Survival..................................................................................................74

ARTICLE 14	NOTICES............................................................................................................74

Section 14.1	Notices....................................................................................................74

ARTICLE 15	FURTHER ASSURANCES.................................................................................75

Section 15.1	Replacement Documents........................................................................75

Section 15.2	Recording of Security Instrument, etc....................................................75

Section 15.3	Further Acts, etc......................................................................................76

Section 15.4	Changes in Tax, Debt, Credit and Documentary Stamp Laws................76

ARTICLE 16	WAIVERS............................................................................................................76

Section 16.1	Remedies Cumulative; Waivers..............................................................76

Section 16.2	Modification, Waiver in Writing.............................................................77

Section 16.3	Delay Not a Waiver.................................................................................77

Section 16.4	Waiver of Trial by Jury...........................................................................77

Section 16.5	Waiver of Notice.....................................................................................77

Section 16.6	Remedies of Borrower............................................................................78

Section 16.7	Marshalling and Other Matters...............................................................78

Section 16.8	Waiver of Statute of Limitations.............................................................78

Section 16.9	Waiver of Counterclaim..........................................................................78

Section 16.10	Sole Discretion of Lender.......................................................................78

ARTICLE 17	MISCELLANEOUS............................................................................................78

Section 17.1	Survival...................................................................................................78

Section 17.2	Governing Law.......................................................................................79

Section 17.3	Headings.................................................................................................80

Section 17.4	Severability.............................................................................................80

Section 17.5	Preferences.............................................................................................80

Section 17.6	Expenses.................................................................................................80

v

Section 17.7	Cost of Enforcement...............................................................................81

Section 17.8	Exhibits and Schedules Incorporated.....................................................81

Section 17.9	Offsets, Counterclaims and Defenses.....................................................82

Section 17.10	No Joint Venture or Partnership; No Third Party Beneficiaries.............82

Section 17.11	Publicity; Confidentiality........................................................................83

Section 17.12	Conflict; Construction of Documents; Reliance.....................................83

Section 17.13	Entire Agreement....................................................................................84

Section 17.14	Liability...................................................................................................84

Section 17.15	Duplicate Originals; Counterparts..........................................................84

SCHEDULES AND EXHIBITS
Schedule I    Organizational Chart
Schedule II    Description of REA's
Schedule III    Immediate Repairs

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of April 15, 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between WELLS FARGO BANK, NATIONAL ASSOCIATION, having an address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, Oakland, California 94612 (together with its successors and/or assigns, “Lender”), and COLE MT SAN JOSE CA, LP, a Delaware limited partnership, having an address c/o Cole Real Estate Investments, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016 (together with its successors and/or assigns, “Borrower”).
RECITALS:
Borrower desires to obtain the Loan (defined below) from Lender.
Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).
In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1    Definitions.

For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“30/360 Basis” means on the basis of a 360-day year consisting of 12 months of 30 days each.
“Acceptable Delaware LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.
“Accounts” shall have the meaning set forth in the Cash Management Agreement.
“Accrued Interest” shall have the meaning set forth in Section 2.6(b) hereof.
“Act” shall have the meaning set forth in Section 5.1(c) hereof.
“Actual/360 Basis” means on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.
“Actual Debt Service Coverage Ratio” shall mean as of the last day of the calendar month immediately preceding the applicable date of calculation, the quotient obtained by dividing (1) the Underwritable Cash Flow by (2) the aggregate amount of Debt Service which would be due for the twelve (12) month period immediately preceding the date of calculation.

“Adjusted Interest Rate” shall mean a rate per annum equal to the greater of (a) the Initial Interest Rate plus five percent (5%) and (b) the sum of (i) the greater of (x) the offer side on the Anticipated Repayment Date of the Ten Year Swap Yield as displayed electronically on Telerate Page 19901 on Dow Jones Telerate, Inc., Bloomberg Financial Markets, or another recognized source of financial market information selected by Lender and (y) the Treasury Rate as of the Anticipated Repayment Date, and (ii) five hundred basis points (500 bps).
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person.
“Affiliated Manager” shall mean any managing agent of the Property that is an Affiliate of Borrower, Guarantor or any SPE Component Entity (if any).
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alteration Threshold” shall mean an amount equal to four percent (4%) of the outstanding principal balance of the Loan.
“Annual Budget” shall have the meaning set forth in Section 4.12(a)(v) hereof.
“Anticipated Repayment Date” shall mean May 1, 2023.
“Applicable Interest Rate” shall mean (i) prior to the Anticipated Repayment Date, the Initial Interest Rate and (ii) on and after the Anticipated Repayment Date, the Adjusted Interest Rate.
“Applicable Law” shall mean all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Appraisal” shall mean an appraisal acceptable to Lender prepared in accordance with the requirements of FIRREA, prepared by an independent third party appraiser holding an MAI designation, who is state licensed or state certified if required under the laws of the state where the Property is located, who meets the requirements of FIRREA and who otherwise satisfies the Prudent Lender Standard.
“Approved ID Provider” shall mean each of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company and Lord Securities Corporation; provided, that additional national providers of Independent Directors may be deemed added to the foregoing hereunder to the extent approved in writing by Lender and the Rating Agencies.
“Assignment of Management Agreement” shall mean that certain Conditional Assignment of Management Agreement, to be dated the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid, or, subject to the terms of any Lease, payable by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder.
“Borrower” shall have the meaning set forth in the introductory paragraph hereof.
“Borrower Party” shall mean any Person acting on behalf of or at the direction of Borrower, Guarantor, SPE Component Entity and/or Operating Partnership.
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in the State of California are not open for business.
“Cash Management Account” shall have the meaning set forth in the Cash Management Agreement.
“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Casualty” shall have the meaning set forth in Section 7.2 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 7.4 hereof.
“Closing Date” shall mean the date of the funding of the Loan.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, or in lieu, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto.
“Constituent Members” shall have the meaning set forth in Section 5.2(b) hereof.
“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
“Creditors Rights Laws” shall mean any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.
“DBRS” shall mean DBRS, Inc.
“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents, including, without limitation, the payment of all sums advanced and costs and expenses incurred (including unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the enforcement and/or collection of the Debt or any part thereof pursuant to the terms of the Loan Documents.
“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments under the Note.
“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) five percent (5%) above the Applicable Interest Rate.
“Disclosure Document” shall have the meaning set forth in Section 11.2 hereof.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation, (i) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from each of the Rating Agencies in the case of accounts in which funds are held for thirty (30) days or less and (ii) the senior unsecured debt obligations of which are rated at least “AA” (or its equivalent) from each of the Rating Agencies in the case of accounts in which funds are held for more than thirty (30) days or (b) such other depository institution otherwise approved by the Rating Agencies from time-to-time.
“Embargoed Person” shall have the meaning set forth in Section 3.28 hereof.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Environmental Insurance Policy” shall have the meaning set forth in Section 7.1(a)(xiii) hereof.
“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.
“Equity Collateral” shall have the meaning set forth in Section 11.6 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.
“Event of Default” shall have the meaning set forth in Section 10.1 hereof.
“Exchange Act” shall have the meaning set forth in Section 11.2 hereof.
“Exchange Act Filing” shall mean any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization.
“Exculpated Parties” shall have the meaning set forth in Section 13.1 hereof.
“Fitch” shall mean Fitch, Inc.
“Flood Insurance Acts” shall have the meaning set forth in Section 7.1 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence, having authority over Borrower, Guarantor, Lender and/or the Property.
“Gross Rents” shall mean an amount computed in accordance with GAAP (or such other basis of accounting acceptable to Lender and consistently applied) equal to annual rental income reflected in a current rent roll for all Tenants paying rent pursuant to Leases which are in full force and effect (whether or not such Tenant is in occupancy or open for business in its premises), less the annual rental income for any Tenant in bankruptcy that has not affirmed its Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction.
“Guarantor” shall mean Cole Credit Property Trust IV, Inc., a Maryland corporation.
“Guaranty” shall mean that certain Guaranty of Recourse Obligations executed by Guarantor and dated as of the date hereof.
“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.
“Immediate Repairs” shall have the meaning set forth in Section 8.1.
“Improvements” shall have the meaning set forth in the granting clause of the applicable Security Instrument.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Indemnified Parties” shall mean (a) Lender, (b) any successor owner or holder of the Loan or participations in the Loan, (c) any Servicer or prior Servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business) in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.
“Independent Director” shall have the meaning set forth in Section 5.2 hereof.

“Initial Interest Rate” shall mean a rate per annum equal to 3.8150%.
“Insurance Premiums” shall have the meaning set forth in Section 7.1 hereof.
“Interest Accrual Period” shall mean the period beginning on the first day of each calendar month during the term of the Loan and ending on (but including) the last day of such calendar month.
“Interest Shortfall” shall have the meaning set forth in Section 2.7 hereof.
“Investor” shall mean any investor in the Loan (or any portion thereof or interest therein) in connection with a Securitization of the Loan (or any portion thereof or interest therein).
“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.
“Land” shall have the meaning set forth in the applicable Security Instrument.
“Lease” shall mean any and all leases, subleases, rental agreements, and other similar agreements providing a comparable right of use, enjoyment or occupancy, whether or not in writing, of the Land and/or the Improvements heretofore or hereafter entered into by Borrower (or a predecessor-in-interest to Borrower), and all extensions, amendments, modifications and supplements thereto, whether before or after the filing by or against Borrower of any petition for relief under Creditors Rights Laws.
“Lender” shall have the meaning set forth in the introductory paragraph hereof.
“Liabilities” shall have the meaning set forth in Section 11.2 hereof.
“LLC Agreement” shall have the meaning set forth in Section 5.1(c) hereof.
“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.
“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement and all other documents executed and/or delivered by Borrower and/or Guarantor in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan-To-Value Ratio” shall mean a percentage calculated by multiplying (i) a fraction, the numerator of which is the outstanding principal balance of the Note and the denominator of which is the value of the Property based on a current Appraisal thereof, by (ii) one hundred (100) percent.
“Lockout Release Date” shall mean June 1, 2017.
“Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to reasonable legal fees and other costs of defense).
“Major Lease” shall mean (i) any Lease which, individually or when aggregated with all other Leases with the same Tenant or its Affiliate, either (A) accounts for fifteen percent (15%) or more of the total rental income, or (B) demises fifteen percent (15%) or more of the Property's gross leasable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) and/or (ii) above.
“Management Agreement” shall mean that certain Property Management and Leasing Agreement dated as of April 15, 2013, by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property or any portion thereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, but only to the extent the same relates to the Property or any portion thereof.
“Manager” shall mean CREI Advisors, LLC, an Arizona limited liability company, or such other entity selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.
“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, operations or financial condition of Borrower, Guarantor or Operating Partnership, taken as a whole, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (iv) the ability of Borrower to perform its obligations under the Security Instrument or the other Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty.
“Maturity Date” shall mean (i) May 1, 2033 or (ii) such other date on which the final payment of the principal amount of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Member” is defined in Section 5.1 hereof.
“Mezzanine Borrower” shall have the meaning set forth in Section 11.6 hereof.
“Mezzanine Option” shall have the meaning set forth in Section 11.6 hereof.
“Minimum Disbursement Amount” shall mean Ten Thousand and No/100 Dollars ($10,000).
“Monthly Debt Service Payment Amount” shall mean (i) with respect to the Monthly Payment Date occurring in June, 2013 and for each Monthly Payment Date occurring thereafter up to and including the Anticipated Repayment Date, a payment equal to the amount of interest which has accrued during the preceding Interest Accrual Period computed at the Initial Interest Rate, and (ii) with respect to the Monthly Payment Date occurring in June, 2023 and for each Monthly Payment Date occurring thereafter up to and including the Maturity Date, a constant monthly payment calculated based upon the then outstanding principal balance of the Note, an interest rate equal to the Adjusted Interest Rate and a thirty (30) year amortization schedule commencing on the Anticipated Repayment Date.
“Monthly Payment Date” shall mean the first (1st) day of every calendar month occurring during the term of the Loan.
“Moody's” shall mean Moody's Investor Service, Inc.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds (other than Rent Loss Proceeds, but subject to the terms of Section 7.1(a)(iii) hereof) payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such Award.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4 hereof.
“New Manager” shall have the meaning set forth in Section 4.15 hereof.
“New Non-Consolidation Opinion” shall mean a substantive non-consolidation opinion provided by outside counsel acceptable to the Rating Agencies and reasonably acceptable to Lender and otherwise in form and substance acceptable to the Rating Agencies and reasonably acceptable to Lender.
“Non-Conforming Policy” shall have the meaning set forth in Section 7.1 hereof.
“Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion delivered to Lender by Kutak Rock LLP in connection with the closing of the Loan.
“Note” shall mean that certain Promissory Note of even date herewith in the principal amount of $123,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.
“OFAC” shall have the meaning set forth in Section 3.28 hereof.
“Officer's Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by a Responsible Officer of Borrower.
“Open Period Start Date” shall have the meaning set forth in Section 2.7(a) hereof.
“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP (or such other basis of accounting acceptable to Lender and consistently applied), of whatever kind relating to the operation, maintenance and management of the Property that are incurred by Borrower on a regular monthly or other periodic basis, including without limitation, (and without duplication) (a) utilities, ordinary repairs and maintenance, insurance, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees (equal to the greater of (x) four percent (4.0%) of the sum of (1) Reimbursements and Other Operating Income for the trailing twelve (12) month period plus (2) Gross Rents or (y) actual management fees payable under the Management Agreement), operational equipment or other lease payments as expressly permitted by the terms hereof, but specifically excluding (i) depreciation, (ii) amortization (i.e., depreciation of lease assets), (iii) Debt Service, (iv) non-recurring or extraordinary expenses, (v) costs to acquire the Property, (vi) prepayments of principal (to the extent permitted under this Agreement), and (vii) impairment charges, and (b) normalized capital expenditures equal to $0.20 per square foot per annum.
“Operating Income” means all revenue derived from the ownership and operation of the Property from whatever source, including, without limitation, rental income reflected in a current rent roll for all tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise), common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, other required pass-throughs, business interruption, rent loss or other similar insurance proceeds, other payments paid by or on behalf of any tenant under a Lease the demised premises of which are physically occupied either by such tenant or by a sublessee thereof, and other miscellaneous income. Operating Income shall not include percentage rent which is not underwritten by Lender, in Lender's sole and absolute discretion, insurance proceeds (other than proceeds of rent loss, business interruption or other similar insurance allocable to the applicable period), Awards (other than Awards arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), proceeds of any financing, proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, capital contributions or loans to Borrower or an Affiliate of Borrower, any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Borrower, any other extraordinary, non-recurring revenues, other payments paid by or on behalf of any tenant under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been affirmed by the trustee in such proceeding or action pursuant to a final, non-appealable order of a court of competent jurisdiction, other payments paid by or on behalf of any tenant under a Lease the demised premises of which are not occupied either by such tenant or by a sublessee thereof, other payments paid by or on behalf of any tenant under a Lease in whole or partial consideration for the termination of any Lease, sales tax rebates from any Governmental Authority, sales, use and occupancy taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, interest income from any source other than the Reserve Funds required pursuant to this Agreement or the other Loan Documents, unforfeited security deposits, utility and other similar deposits, income from Tenants not paying rent or any disbursements to Borrower from the Reserve Funds. Lender's calculation of Operating Income shall be conclusive and binding on Borrower absent manifest error.
“Operating Partnership” shall mean Cole Operating Partnership IV, LP, a Delaware limited partnership.
“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property or any part thereof, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Patriot Act” shall have the meaning set forth in Section 3.29 hereof.
“Permitted Encumbrances” shall mean, collectively, (a) the lien and security interests created by this Agreement and the other Loan Documents, (b) all liens, encumbrances and other matters disclosed in the Title Insurance Policy, including, without limitation, any REA, (c) liens, if any, for Taxes imposed by any Governmental Authority or any Other Charges not yet due or delinquent, (d) the Leases existing as of the date hereof and any Leases entered into after the date hereof in accordance with Section 4.14 hereof, and, subject to the terms of the Loan Documents, any liens that the Tenants under such Leases are allowed to suffer, contest or create pursuant to the express terms of such Leases, but only to the extent and for the duration so expressly allowed, and (e) such other title and survey exceptions which do not have a Material Adverse Effect or which Lender has approved or may approve in writing in Lender's sole discretion.
“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into by Borrower or Manager with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower's business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower's business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall mean, individually and collectively, as the context may require, the “Personal Property” as defined in each applicable Security Instrument.
“Policies” shall have the meaning specified in Section 7.1 hereof.
“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof.
“Property” shall have the meaning set forth in the Security Instrument.
“Property Documents” shall mean, individually and/or collectively, as the context may require, each REA.
“Property Document Event” shall mean any event within Borrower's reasonable control under or with respect to any Property Document (which shall include Borrower's obligation to enforce any of Borrower's rights under a Property Document) which would, directly or indirectly, (i) cause a termination right, right of first refusal, right of first offer or any other similar right with respect to the Property, and/or cause any termination fees to be due by Borrower under the Property Documents or (ii) cause a Material Adverse Effect; provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, is obtained with respect to the same.
“Provided Information” shall have the meaning set forth in Section 11.2(b) hereof.
“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and (ii) after a Securitization, would be acceptable to a prudent lender of securitized commercial mortgage loans.
“Qualified Insurer” shall have the meaning set forth in Section 7.1 hereof.
“Qualified Manager” shall have the meaning set forth in the Assignment of Management Agreement.
“Rating Agencies” shall mean each of S&P, Moody's, Fitch, DBRS, and Realpoint, or any successor thereto, or any other nationally-recognized statistical rating agency which has been approved by Lender; provided, that, the foregoing shall only be deemed to be included within the definition of “Rating Agencies” hereunder to the extent that the same have rated (or are reasonably anticipated by Lender to rate) the Securities.
“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies (obtained at Borrower's sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion. For the purposes of this Agreement and the other Loan Documents, if any Rating Agency shall waive, decline or refuse to review or otherwise engage any request for a Rating Agency Confirmation hereunder or under the other Loan Documents (hereinafter, a “RA Consent”), such RA Consent shall be deemed to eliminate, for such request only, the condition that a Rating Agency Confirmation by such Rating Agency (only) be obtained for purposes of this Agreement or the other Loan Documents, as applicable; provided, however, if Lender does not have a separate and independent approval right with respect to such event set forth herein or in the other Loan

Documents, as applicable, then the term “Rating Agency Confirmation” shall be deemed instead to require the approval of Lender based on its good faith determination. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for a Rating Agency Confirmation hereunder or under the other Loan Documents shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for a Rating Agency Confirmation hereunder or under the other Loan Documents, and the condition for Rating Agency Confirmation pursuant to this Agreement and the other Loan Documents for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.
“REA” shall mean, individually and/or collectively (as the context may require), each reciprocal easement, covenant, condition and restriction agreement or similar agreement affecting the Property (or any portion thereof) as more particularly described on Schedule IV hereto and any future reciprocal easement or similar agreement affecting the Property (or any portion thereof) entered into in accordance with the applicable terms and conditions hereof.
“Realpoint” shall mean Realpoint LLC.
“Registrar” shall have the meaning set forth in Section 11.7 hereof.
“Registration Statement” shall have the meaning set forth in Section 11.2 hereof.
“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
“Reimbursements and Other Operating Income” shall mean all income, computed in accordance with GAAP (or such other basis of accounting acceptable to Lender and consistently applied), derived from the ownership and operation of the Property from whatever source, including, but not limited to, common area maintenance, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, other required pass-throughs, percentage rent, rent concessions or credits, if any, business interruption or other loss of income or rental insurance proceeds, and other miscellaneous income, but excluding Gross Rents, sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts and/or reserve accounts required pursuant to this Agreement or the other Loan Documents, insurance proceeds (other than business interruption or other loss of income or rental insurance), Awards, unforfeited security deposits, utility and other similar deposits, income from Tenants not paying rent, income from Tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments.
“Related Loan” shall mean a loan made to an Affiliate of Borrower, or secured by a Related Property, that is included with the Loan (or a portion of the Loan) in a Securitization.
“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property.
“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, any constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein)).

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan (including, without limitation, the Note).
“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1 hereof.
“Rent Roll” shall have the meaning set forth in Section 3.17 hereof.
“Rents” shall have the meaning set forth in the Security Instrument.
“Reporting Failure” shall have the meaning set forth in Section 4.12 hereof.
“Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.
“Reserve Funds” shall mean any escrow funds established by this Agreement or the other Loan Documents.
“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person (or of the manager, general partner or similar authorized party of such Person, as applicable) or such other similar officer of such Person reasonably acceptable to Lender and appropriately authorized by the applicable Person in a manner reasonably acceptable to Lender.
“Restoration” shall have the meaning set forth in Section 7.2 hereof.
“Restoration Retainage” shall have the meaning set forth in Section 7.4 hereof.
“Restoration Threshold” shall mean an amount equal to three percent (3%) of the outstanding principal balance of the Loan.
“Restricted Party” shall have the meaning set forth in Section 6.1 hereof.
“Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof.
“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof.
“Securities” shall have the meaning set forth in Section 11.1 hereof.
“Securities Act” shall have the meaning set forth in Section 11.2 hereof.
“Securitization” shall have the meaning set forth in Section 11.1 hereof.
“Security Instrument” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Servicer” shall have the meaning set forth in Section 11.4 hereof.
“Severed Loan Documents” shall have the meaning set forth in Article 10.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“Single Purpose Entity” shall mean an entity which satisfies all of the requirements of Section 5.1 hereof and whose structure and organizational and governing documents are otherwise in form and substance acceptable to Lender and the Rating Agencies.
“SPE Component Entity” shall have the meaning set forth in Section 5.1(b) hereof.
“Special Member” shall have the meaning set forth in Section 5.1(c) hereof.
“S&P” shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
“State” shall mean the state in which the Property or any part thereof is located.
“Survival Cap” shall have the meaning set forth in Section 12.5 hereof.
“Taxes” shall mean all taxes, assessments, water rates, sewer rents, business improvement district or other similar assessments and other governmental impositions, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.
“Title Insurance Policy” shall mean that certain TLTA mortgagee title insurance policies issued with respect to the Property and insuring the lien of the Security Instrument.
“Treasury Rate” shall mean, as of the date of determination, the yield, calculated by Lender by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of non-inflation adjusted non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by Lender. Lender's determination of the Treasury Rate shall be final absent manifest error.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.
“Underwritable Cash Flow” shall mean an amount calculated by Lender on a monthly basis equal to the projected annualized Gross Rents plus the Reimbursements and Other Operating Income (as adjusted by the Vacancy Deduction), less the trailing twelve (12) months Operating Expenses, each of which shall be subject to adjustment for items of a non-recurring nature. Lender's review of Borrower's calculation of Underwritable Cash Flow (including determination of items that do not qualify as Reimbursements and Other Operating Income or Operating Expenses) shall be performed by Lender in good faith and shall be conclusive and binding on Borrower absent manifest error.
“Underwriter Group” shall have the meaning set forth in Section 11.2 hereof.

“Underwritten NOI” means Underwritten Operating Income less Underwritten Operating Expenses. Lender's calculation of Underwritten NOI shall be conclusive and binding on Borrower absent manifest error.
“Underwritten Operating Expenses” means projected annualized Operating Expenses based on a trailing twelve (12) month period adjusted upwards (but not downwards) by CPI and anticipated increases in Operating Expenses, if any, based on Borrower's then current operating budget for the Property, provided such budget has been approved by Lender in Lender's reasonable discretion. Lender's calculation of Underwritten Operating Expenses shall be conclusive and binding on Borrower absent manifest error.
“Underwritten Operating Income” means projected annualized Operating Income based on the most recent Rent Roll and such other information as is required to be delivered by Borrower pursuant to Section 4.12 hereof excluding rent relating to tenants under Leases (pursuant to the most recent rent roll) which is more than thirty (30) days delinquent as reasonably adjusted by Lender to take into account, a vacancy factor equal to the greater of (a) an imputed vacancy rate of ten percent (10%), (b) market vacancies for the market in which the Property is located, and (c) the actual vacancy rate at the Property. Lender's calculation of Underwritten Operating Income shall be conclusive and binding on Borrower absent manifest error.
“Updated Information” shall have the meaning set forth in Section 11.1 hereof.
“U.S. Obligations” shall mean (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and which are not subject to prepayment, call or early redemption, (ii) other non-callable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a Securitization, (b) are then outstanding and (c) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a Securitization or (iii) other non-callable instruments, which (w) if a Securitization has occurred, will not cause the REMIC Trust formed pursuant to such Securitization to fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code, (x) will not result in a reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a certificate, (y) are then outstanding and (z) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the certificates or any class thereof issued in connection with a Securitization.
“Vacancy Deduction” shall be determined by multiplying Gross Rent and Reimbursements and Other Operating Income by the greatest of (i) the actual vacancy at the Property at the time of determination and (ii) an imputed vacancy rate of one percent (1%).
“Wells” shall have the meaning set forth in Section 11.2 hereof.
“Wells Group” shall have the meaning set forth in Section 11.2 hereof.
“Work Charge” shall have the meaning set forth in Section 4.16(a) hereof.
“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Anticipated Repayment

Date, from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) 25 basis points plus the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender's calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.
Section 1.2     Principles of Construction.
All references to sections, exhibits and schedules are to sections, exhibits and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2

GENERAL TERMS
Section 2.1     The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

Section 2.2    Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

Section 2.3    The Note and the other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement, the Security Instrument and the other Loan Documents.

Section 2.4    Intentionally Omitted.

Section 2.5    Interest Rate.

(a)Initial Interest Rate. Generally, interest on the outstanding principal balance of the Loan shall accrue from the Closing Date (i) up to but excluding the Anticipated Repayment Date at the Initial Interest Rate if the Loan is not repaid in full on or before the Anticipated Repayment Date, or (ii) up to and including the Anticipated Repayment Date at the Initial Interest Rate if the Loan is repaid in full on or before the Anticipated Repayment Date.

(b)Adjusted Interest Rate. Unless the Loan is repaid in full on or before the Anticipated Repayment Date, interest on the outstanding principal balance of the Loan shall accrue from and including the Anticipated Repayment Date to and including the Maturity Date at the Adjusted Interest Rate.

(a)Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by Applicable Law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

(b)Interest Calculation. Interest on the outstanding principal balance of the Loan shall accrue at the Applicable Interest Rate calculated on an Actual/360 Basis. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (i) a greater portion of each monthly installment of principal (if applicable) and interest will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis and (ii) the unpaid principal balance of the Loan on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.

(c)Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal (but not subject to any Yield Maintenance Premium) and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.6    Loan Payments.

(a)Payment Before Anticipated Repayment Date. Borrower shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through the last day of the month in which the Closing Date occurs (unless the Closing Date is the first day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of interest only in the amount of the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in June, 2013 and on each Monthly Payment Date thereafter to and including the Anticipated Repayment Date. Each payment shall be applied first to accrued and unpaid interest and the balance, if any, to principal.

(b)Payment After Anticipated Repayment Date. On each Monthly Payment Date occurring after the Anticipated Repayment Date, Borrower shall (i) make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Loan at the Initial Interest Rate and the balance applied to principal, and (ii) pay to Lender amounts as set forth in Section 6(d)(iii) of the Cash Management Agreement. Interest accrued at the Adjusted Interest Rate and not paid pursuant to the preceding sentence (such interest, “Accrued Interest”) shall be paid in accordance with Section 6(d)(iii) of the Cash Management Agreement.

(c)Payment on Maturity. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Security Instrument and the other Loan Documents.

(d)Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender promptly following demand therefor an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by Applicable Law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Security Instrument and the other Loan Documents.

(e)Method and Place of Payment.

(i)Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., California time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(ii)Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately succeeding Business Day.

(iii)All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.7    Prepayments.

(a)Voluntary Prepayments. Prior to the Lockout Release Date, the outstanding principal amount of the Loan may not be prepaid in whole or in part. On or after the Lockout Release Date, provided no Event of Default has occurred and is continuing, Borrower may, at its option and upon prior written notice to Lender as set forth herein, prepay the Debt in whole, or in part, provided that such prepayment is accompanied by the Yield Maintenance Premium. On and after the Monthly Payment Date immediately following the Anticipated Repayment Date (the “Open Period Start Date”), provided no Event of Default has occurred and is continuing, Borrower may, at its option and after delivery of the Prepayment Notice (hereinafter defined) to Lender in accordance with the terms hereof, prepay the Debt in whole but not in part, on any date without payment of the Yield Maintenance Premium. Lender shall not be obligated to accept any prepayment unless it is accompanied by the Yield Maintenance Premium, if any, due in connection therewith. Any partial prepayment shall be applied to the Loan in such order and priority as may be determined by Lender in its reasonable discretion. Any prepayment received by Lender on a date other than the last day of any Interest Accrual Period shall include interest which would have accrued from such date of prepayment through and including the last day of the Interest Accrual Period during which such prepayment is being made (such amounts, the “Interest Shortfall”). As a condition to any voluntary prepayment, Borrower shall give Lender written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least thirty (30) and not more than ninety (90) days prior to the Business Day upon which prepayment is to be made and must specify the anticipated Business Day on which such prepayment is to be made. Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice and fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section 2.7 (a “Prepayment Failure”), Borrower shall indemnify Lender from and against, and shall be responsible for, all Losses (including any breakage costs) incurred by Lender with respect to any such Prepayment Failure, provided that such indemnity shall not be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, illegal acts, bad faith or willful misconduct of Lender.

(b)Mandatory Prepayments. On each date on which Lender actually receives a distribution of Net Proceeds, and if such Net Proceeds are not made available to Borrower for Restoration, Borrower shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with any applicable Interest Shortfall. No Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.7(b).

(c)Prepayments After Default. If during the continuance of an Event of Default (and prior to the Open Period Start Date), payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment prior to the Open Period Start Date as set forth herein and Borrower, such purchaser at foreclosure or other Person shall pay (i) the Yield Maintenance Premium and (ii) Interest Shortfall, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and (iv) the Yield Maintenance Premium represents Lender's and Borrower's reasonable estimate of Lender's damages from the prepayment and is not a penalty.

Section 2.8    Intentionally Omitted.

Section 2.9    Intentionally Omitted.

Section 2.10    Release.

Upon payment in full of the Debt, and satisfaction of all the covenants, warranties, undertakings and agreements made in this Agreement and the other Loan Documents (including, without limitation, repayment in full of the principal, interest and other amounts owing under the Note), and all obligations, if any, of Lender for future advances have been terminated, then, and in that event only, Lender shall release upon Borrower's request and at Borrower's cost and expense, without representation or warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any release executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the release may describe the grantee as “the person or persons legally entitled thereto”. Lender shall not have any duty to determine the rights of persons claiming to be rightful grantees of any release. When the Property has been fully released, the last such release shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of the Closing Date that:
Section 3.1    Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the applicable State; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents on Borrower's part to be performed.

Section 3.2    Validity of Documents. (a) The execution, delivery and performance of this Agreement, the Note, the Security Instrument and the other Loan Documents by Borrower and its applicable Affiliates and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties; (ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise, required of such parties; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority, any license, certificate or other approval required to operate the Property or any portion thereof, Borrower's organizational documents, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of each Security Instrument in appropriate land records in each applicable State and except for Uniform Commercial Code filings relating to the security interest created hereby), (b) this Agreement, the Note, the Security Instrument and the other Loan Documents have been duly executed and delivered by Borrower through the undersigned authorized representative of Borrower and (c) this Agreement, the Note, the Security Instrument and the other Loan Documents constitute the legal, valid and binding obligations of Borrower. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor, to Borrower's knowledge, would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

Section 3.3    Litigation. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Borrower's knowledge, threatened or contemplated against Borrower or Guarantor or against or affecting Borrower's interest in the Property or any portion thereof that has not been disclosed to Lender by Borrower in writing in connection with the closing of the Loan, is not fully covered by insurance or, if determined adversely to Borrower, would have a Material Adverse Effect.

Section 3.4    Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property (or any portion thereof) is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property (or any portion thereof) is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, including, without limitation, obligations under the Leases and the Management Agreement, and (b) obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower's obligations hereunder or under the Note to an obligation owed to another party.

Section 3.5    Financial Condition.

(a)Borrower is solvent, and no proceeding under Creditors Rights Laws with respect to Borrower has been initiated and Borrower has received reasonably equivalent value for the granting of the Security Instrument.

(b)No petition in bankruptcy has been filed by or against Borrower or Guarantor in the last ten (10) years, and neither Borrower nor Guarantor in the last ten (10) years has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

(c)Borrower is not contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

Section 3.6    Disclosure. To Borrower's knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 3.7    No Plan Assets. As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans; and (d) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

Section 3.8    Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.

Section 3.9    Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 3.10    Borrower Information. Borrower's principal place of business and its chief executive office as of the date hereof is 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Borrower is not subject to back-up withholding taxes.

Section 3.11    Status of Property.

(a)To Borrower's knowledge, and except as disclosed in the zoning reports delivered to Lender in connection with the Loan, Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not presently subject to revocation, suspension, forfeiture or modification.

(b)To Borrower's knowledge, and except as disclosed in the zoning report delivered to Lender in connection with the Loan, the Property and the present and contemplated use and occupancy thereof are in material compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws (except as disclosed in that certain Phase 1 environmental site assessment of the Property delivered to Lender in connection with the closing of the Loan) and other similar Applicable Law.

(c)The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(d)The Property is served by public water and sewer systems.

(e)All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public. The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.

(f)To Borrower's knowledge, and except as disclosed in the property condition reports or tenant estoppel certificates delivered to Lender in connection with the Loan, the Property is free from damage caused by fire or other casualty. Except for any matters disclosed in the property condition reports or tenant estoppel certificates delivered to Lender with respect to the Property, to Borrower's knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(g)To Borrower's knowledge, and except in connection with ongoing tenant improvement work at the Property, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. To Borrower's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under Applicable Law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.

(h)Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by this Agreement, the Note, the Security Instrument and the other Loan Documents.

(i)To Borrower's knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Law.

(j)To Borrower's knowledge, and except as disclosed on the applicable survey of the Property or in the property condition report or the flood certificate delivered to Lender in connection with the Loan, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 7.1(a) hereof. To Borrower's knowledge, and except as disclosed on the survey of the Property or in the property condition report or the flood certificate delivered to Lender in connection with the Loan, no part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

(k)To Borrower's knowledge, and except as disclosed on the survey of the Property or in the property condition report delivered to Lender in connection with the Loan, all the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.

(l)To Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated public improvements to the Property that may result in such special or other assessments.

Section 3.12    Financial Information. All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Guarantor and/or the Property (a) are true, complete and correct in all material respects (it being acknowledged that information relating to the Property has been furnished by Borrower to Lender to the best of Borrower's knowledge), (b) accurately represent the financial condition of Borrower, Guarantor or to the best of Borrower's knowledge, the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP (or such other basis of accounting acceptable to Lender and consistently applied) throughout the periods covered, except as disclosed therein. Except for the Permitted Encumbrances (but subject to Section 5.1(a)(vii)), Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Guarantor from that set forth in said financial statements.

Section 3.13    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of the access to the Property.

Section 3.14    Separate Lots. To Borrower's knowledge, the Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 3.15    Insurance. Borrower has obtained and has delivered to Lender certified copies or certificates of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower's knowledge, there are no present claims of any material nature under any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 3.16    Use of Property. The Property is used exclusively as a retail shopping center and other appurtenant and related uses.

Section 3.17    Leases and Rent Roll. Except as disclosed in the rent roll or other documentation for the Property delivered to and approved by Lender (the “Rent Roll”) and the aging report and Tenant estoppels delivered to and approved by Lender, (a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are in full force and effect; (c) all of the Leases are arms-length agreements with bona fide, independent third parties; (d) to Borrower's knowledge, no party under any Lease is in default; (e) to the best of Borrower's knowledge, all Rents due have been paid in full and no Tenant is in arrears in its payment of Rent; (f) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated, except pursuant to the Loan Documents; (g) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (h) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (i) to Borrower's knowledge, there exist no offsets or defenses to the payment of any portion of the Rents and Borrower has no monetary obligation to any Tenant under any Lease; (j) Borrower has received no notice from any Tenant challenging the validity or enforceability of any Lease; (k) there are no agreements between Borrower or Manager with the Tenants under the Leases with respect to the Property, other than as expressly set forth in each Lease; (l) the Leases are valid and enforceable against Borrower and, to Borrower's knowledge, the Tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase, right of first refusal to lease additional space at the Property, or any other similar provision that is still in effect; (n) to Borrower's knowledge, no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease and/or the REA; (o) [Intentionally Omitted]; (p) all security deposits relating to the Leases reflected on the Rent Roll have been collected by Borrower; (q) no brokerage commissions or finders fees are due and payable regarding any Lease; (r) each Tenant is in actual, physical occupancy of the premises demised under its Lease; and (s) no Tenant is, to Borrower's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

Section 3.18    Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under Applicable Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of this Agreement, the Security Instrument, the Note and the other Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid, and, under current Applicable Law, the Security Instrument is enforceable in accordance with its terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.19    Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are delinquent.

Section 3.20    Illegal Activity/Forfeiture.
(a)To Borrower's knowledge, no portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to Borrower's knowledge, there are no illegal activities or activities relating to controlled substances at the Property.
(b)There has not been and shall never be committed by Borrower or, to Borrower's knowledge, any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under this Agreement, the Note, the Security Instrument or the other Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 3.21    Taxes. Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 3.22    Permitted Encumbrances. To Borrower's knowledge, none of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Agreement, the Security Instrument, the Note and the other Loan Documents, materially and adversely affects the value or marketability of the Property or any portion thereof, materially and adversely impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

Section 3.23    Third Party Representations. Each of the representations and the warranties made by Guarantor in the other Loan Documents (if any) are, to the best of Borrower's knowledge, true, complete and correct in all material respects.

Section 3.24    Non-Consolidation Opinion Assumptions. All of the factual assumptions relating to the conduct of Borrower made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true, complete and correct in all material respects.

Section 3.25    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Applicable Law or by the terms and conditions of this Agreement, the Security Instrument, the Note or the other Loan Documents.

Section 3.26    Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility

Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 3.27    Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities in addition to the Debt (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 3.28    Embargoed Person. To Borrower's knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Operating Partnership or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower, Operating Partnership and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan made by Lender is in violation of Applicable Law (“Embargoed Person”); (b) unless expressly waived in writing by Lender, no Embargoed Person has any interest of any nature whatsoever in Borrower, Operating Partnership or Guarantor, as applicable, with the result that the investment in Borrower, Operating Partnership and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; and (c) to the best knowledge of Borrower, none of the funds of Borrower, Operating Partnership or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Operating Partnership and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law. With respect to parties owning direct or indirect interests in Operating Partnership or Guarantor, Lender acknowledges that Borrower has relied exclusively on its U.S. broker-dealer network to implement the normal and customary investor screening practices mandated by applicable law and FINRA regulations in making the foregoing representation. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Operating Partnership or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is designated as an Embargoed Person, Borrower shall immediately notify Lender in writing. At Lender's option, it shall be an Event of Default hereunder if Borrower, Guarantor, Operating Partnership or any other party to the Loan (other than Lender, any Affiliate of Lender or any party acting on behalf of Lender) is designated as an Embargoed Person.

Section 3.29    Patriot Act. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act (collectively referred to in this Section only as the “Patriot Act”) are incorporated into this Section. Borrower hereby represents and warrants that Borrower, Operating Partnership and Guarantor and each and every Person that is an Affiliate of Borrower, Operating Partnership and/or Guarantor is: (i) in full compliance with all applicable requirements of the Patriot Act and any regulations issued thereunder; (ii) operated under policies, procedures and practices, if applicable, that are in compliance with the Patriot Act and available to Lender for Lender's review and inspection during normal business hours and upon reasonable prior notice; (iii) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (iv) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (v) not owned or controlled by or now acting and or will in the future act for or on behalf of any person who has been determined to be subject to the prohibitions contained in the Patriot Act. With respect to parties owning direct or indirect interests in Operating Partnership or Guarantor, Lender acknowledges that Borrower has relied exclusively on its U.S. broker-dealer network to implement the normal and customary investor screening practices mandated by Applicable Law and FINRA regulations in making the foregoing representation. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Operating Partnership or Guarantor (or any of their respective beneficial owners, affiliates or participants) or any Person that has an interest in the Property is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. At Lender's option, it shall be an Event of Default hereunder if Borrower, Guarantor, Operating Partnership or any other party to the Loan (other than Lender, any Affiliate of Lender or any party acting on behalf of Lender) is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

Section 3.30    Organizational Chart. The organizational chart attached as Schedule I hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

Section 3.31     Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.32    No Breach of Fiduciary Duty. No Person that is currently an Affiliate of Borrower has breached any fiduciary duty owed by such Person to any other Person now or previously an Affiliate of Borrower.

Section 3.33    Property Document Representations. To Borrower's knowledge, each REA is in full force and effect and neither Borrower nor, to Borrower's knowledge, any other party to any REA, is in material default thereunder, and to Borrower's knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. To Borrower's knowledge, except as set forth on Schedule II hereto, no REA has been modified, amended or supplemented.

Section 3.34    No Change in Facts or Circumstances.
All information submitted by Borrower or Guarantor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects (it being acknowledged that information relating to the Property has been furnished by Borrower to Lender to the best of Borrower's knowledge). To the best of Borrower's knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that would otherwise have a Material Adverse Effect.
Section 3.35    Guarantor Representations. Borrower hereby represents and warrants that, as of the date hereof and continuing thereafter for the term of the Loan, the representations and warranties set forth in Sections 3.1 through 3.8, 3.12, 3.18, 3.21, 3.23, 3.27, 3.28, 3.29, 3.32, and 3.34 above are true and correct with respect to Guarantor, as the same is applicable to Guarantor. For such purpose, wherever the term “Borrower” is used in each of the foregoing Subsections it shall be deemed to be “Guarantor”, with respect to such party.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 4

BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
Section 4.1    Existence. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the applicable State, and (c) its franchises and trade names, if any.

Section 4.2    Applicable Law.
(a)Borrower shall promptly comply and shall cause the Property to comply in all material respects with all Applicable Law affecting the Borrower and the Property, or the use thereof, including, without limitation, all Environmental Laws, and Applicable Law relating to OFAC, Embargoed Persons and the Patriot Act.

(b)Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Law or is exempt from compliance with Applicable Law.

(c)Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Law and upon learning of the commencement of any proceedings or investigations which relate to compliance with Applicable Law.

(d)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Applicable Law, the applicability of any Applicable Law to Borrower or the Property or any alleged violation of any Applicable Law, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Applicable Law determined to be valid or applicable or cure any violation of any Applicable Law; (v) such proceeding shall suspend the enforcement of the contested Applicable Law against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Applicable Law, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Applicable Law at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Applicable Law is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

Notwithstanding the foregoing provisions of this Section 4.2(d), to the extent any Lease with a Tenant remains in effect and such Tenant remains liable for the obligations under its Lease, such Tenant shall have the right to exercise any contest rights explicitly set forth in such Lease in accordance with the express terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 4.2(d), the provisions set forth in such Lease shall govern and control. Borrower agrees to notify Lender in writing in the event that a Tenant under any Lease exercises its right to contest thereunder and agrees to deliver to Lender any correspondence received or delivered by Borrower pursuant to such Lease as it relates to such Tenant's right to contest.
Section 4.3    Maintenance and Use of Property. Borrower shall use commercially reasonable efforts to cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or altered (except for normal replacement of the Personal Property or as otherwise permitted pursuant to Section 4.21 hereof) without the consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. Subject to the terms and conditions of, and the rights of Tenants under the Leases, Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.13 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Without the consent of Lender, not to be unreasonably withheld, conditioned or delayed, Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender, not to be unreasonably withheld, conditioned or delayed.

Section 4.4     Waste. Borrower shall not, and shall use commercially reasonable efforts to cause each Tenant occupying the Property (or any portion thereof) to not, commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.5    Taxes and Other Charges.

(a)Borrower shall pay, or cause to be paid, all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to delinquency. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than five (5) Business Days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that if the Tenant under a Lease is required to pay such Taxes or Other Charges directly to the applicable Governmental Authority and Borrower timely requests and diligently pursues evidence of such payment, and further provided that no enforcement action has been commenced by the applicable Governmental Authority resulting from Tenant's failure to pay Taxes or Other Charges, then Borrower shall have an additional thirty (30) day period to provide such evidence to Lender). Borrower shall not suffer any lien or charge whatsoever which may be or become a lien or charge against the Property (or any portion thereof), other than Permitted Encumbrances. Borrower shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property (or any portion thereof), and shall promptly pay, or cause to be paid, for all utility services provided to the Property (or any portion thereof).

(b)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be reasonably required in the proceeding, or deliver to Lender such reserve deposits as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien.

Notwithstanding the foregoing provisions of this Section 4.5(b), to the extent the Lease with a Tenant remains in effect and such Tenant remains liable for the obligations under its Lease, such Tenant shall have the right to exercise any contest rights explicitly set forth in such Lease in accordance with the express terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 4.5(b), the provisions set forth in such Lease shall govern and control. Borrower agrees to notify Lender in writing in the event that a Tenant under any Lease exercises its right to contest thereunder and agrees to deliver to

Lender any correspondence received or delivered by Borrower pursuant to such Lease as it relates to such Tenant's right to contest.
Section 4.6    Litigation. Borrower shall give prompt written notice to Lender upon learning of any litigation or governmental proceedings pending or threatened in writing against Borrower, any Tenant or the Property, which might have a Material Adverse Effect.
Section 4.7    Access to Property. Subject to the terms and conditions of, and the rights of Tenants under the Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice. Any such inspection shall be at the expense of Lender unless an Event of Default is continuing, in which event, the cost of such inspection shall be paid by Borrower.

Section 4.8    Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's and/or Guarantor's condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Section 4.9    Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Note, the Security Instrument or the other Loan Documents and, in connection therewith, permit Lender, at Lender's election, to participate in any such proceedings.

Section 4.10    Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill, in all material respects, each and every covenant, term and provision to be observed and performed by Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications of changes thereto.

Section 4.11    Awards. Subject to the terms and conditions of the Leases, Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable to Borrower in connection with the Property, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Lender of the actual expense of an appraisal on behalf of Borrower in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

Section 4.12    Books and Records.

(a)Borrower shall keep adequate books and records of account in accordance with GAAP (or such other basis of accounting acceptable to Lender in its reasonable discretion and consistently applied), and furnish to Lender:

(i)quarterly (and prior to a Securitization, monthly, except for the last month of a quarter) certified rent rolls (in the form approved by Lender in connection with the closing of the Loan) and tenant sales reports (if applicable), each signed and dated by a Responsible Officer of Borrower, within thirty (30) days after the end of each calendar month (except for the last month of a quarter) or forty-five (45) days after the end of each calendar quarter, as applicable;

(ii)quarterly (and prior to a Securitization, monthly, except for the last month of a quarter) operating statements of the Property, prepared and certified by a Responsible Officer of Borrower in the form reasonably required by Lender, detailing the revenues received, the expenses incurred and the components of Underwritable Cash Flow before and after Debt Service for the period of calculation and containing appropriate year-to-date information, within thirty (30) days after the end of each calendar month (except for the last month of a quarter) or forty-five (45) days after the end of each calendar quarter, as applicable;

(iii)an annual balance sheet, profit and loss statement, statement of cash flow, and statement of change in financial position of Borrower, audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, within ninety (90) days after the close of each fiscal year of Borrower;

(iv)an annual operating statement of the Property audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, detailing the revenues received, the expenses incurred and the components of Underwritable Cash Flow before and after Debt Service for the period of calculation and containing appropriate year-to-date information, within ninety (90) days after the close of each fiscal year of Borrower;

(v)by no later than January 15 of each calendar year, an annual operating budget for such calendar year presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budget shall not take effect until approved by Lender (each such annual budget, individually and/or collectively (as the context may require), an “Annual Budget”). Lender's failure to approve such Annual Budget within thirty (30) days after Lender's receipt of an Annual Budget shall be deemed to constitute Lender's approval of such Annual Budget, provided that said written request to Lender conspicuously states in 12 point or larger bold type “PURSUANT TO SECTION 4.12(a)(v) OF THE LOAN AGREEMENT, BORROWER'S REQUEST FOR APPROVAL OF THE ANNUAL BUDGET SHALL BE DEEMED APPROVED IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN THIRTY (30) DAYS OF THIS LETTER.”;

(vi)by no later than ten (10) days after Lender's request prior to Securitization, and thereafter by no later than forty five (45) days after and as of the end of each calendar quarter, a calculation of the then current Actual Debt Service Coverage Ratio certified by a Responsible Officer of Borrower to be true and complete, together with such back-up information as Lender shall require;

(vii)[intentionally omitted]; and

(viii)the Officer's Certificate required pursuant to Section 5.3 hereof.

(b)Upon reasonable request from Lender, Borrower shall furnish in a timely manner to Lender:

(i)a property management report for the Property, showing deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by a Responsible Officer of Borrower to be true and complete, but no more frequently than quarterly; and

(ii)an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

(c)Within ten (10) Business Days of Lender's request, Borrower shall furnish Lender (and shall cause Guarantor to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender. Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records at any reasonable time from time to time during business hours upon reasonable advance notice.

(d)Borrower agrees that all Required Financial Items (defined below) to be delivered to Lender pursuant to this Section 4.12 shall: (i) be complete and correct in all material respects; (ii) present fairly the financial condition of the party as of the applicable date of such certification; (iii) disclose all liabilities that are required to be reflected or reserved against; and (iv) be prepared (A) in electronic formats, and if requested by Lender, also delivered in hardcopy form, and (B) in accordance with GAAP (or such other basis of accounting acceptable to Lender and consistently applied). Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact.

(e)Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.12 (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). In the event Borrower fails to deliver to Lender any of the Required Financial Items within ten (10) Business Days after Lender's delivery of notice to Borrower of Borrower's failure to deliver the Required Financial Items (each such event, a “Reporting Failure”), in addition to constituting an Event of Default hereunder and without limiting Lender's other rights and remedies with respect to the occurrence of such an Event of Default, Borrower shall pay upon demand to Lender the sum of $1,000.00 per occurrence for each Reporting Failure. It shall constitute a further Event of Default hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is so demanded and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

Section 4.13    Estoppel Certificates.

(a)After request by Lender, Borrower, within ten (10) Business Days of such request, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that this Agreement, the Note, the Security Instrument and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that, to Borrower's knowledge, all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to Borrower's knowledge after due inquiry of the Manager, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations created and evidenced hereby and by the Security Instrument or the Property. It being understood that Lender shall not exercise its right pursuant to this subsection, more than two (2) times during each calendar year unless there is an Event of Default.

(b)Borrower shall use commercially reasonable efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease. It being understood that, notwithstanding anything to the contrary in this subsection (b), (1) to the extent that a particular Lease provides for a specific form of estoppel or limits the matters to which a particular Tenant is required to certify, Lender shall accept such estoppel set forth in or contemplated by the Lease to satisfy this subsection (b) and (2) Lender shall not exercise its right, pursuant to this subsection, more than two (2) times during each calendar year unless there is an Event of Default.

(c)In connection with the Securitization of the Loan (or any portion thereof or interest therein), at Lender's request, Borrower shall provide an estoppel certificate to any Investor or any prospective Investor in such form, substance and detail as Lender, such Investor or prospective Investor may reasonably require.

(d)Borrower shall use commercially reasonable efforts to deliver to Lender, upon request, estoppel certificates from each party under the Property Documents in form and substance reasonably acceptable to Lender. It being understood that, notwithstanding anything to the contrary in this subsection (d), (1) to the extent that a particular Property Document provides for a specific form of estoppel, Lender shall accept such estoppel to satisfy this subsection (d) and (2) Lender shall not exercise its right, pursuant to this subsection, more than two (2) times during each calendar year unless there is an Event of Default.

Section 4.14    Leases and Rents.

(a)All Leases and renewals of Leases (provided, however, that any renewal of existing Leases shall be subject to the terms of such Lease) executed after the date hereof shall (i) provide for rental rates reasonably comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms with unaffiliated, third parties (unless otherwise consented to by Lender), (iii) provide that such Lease is subordinate to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale, (iv) not contain any terms which would have a Material Adverse Effect and (v) with respect to any Major Lease, shall be subject to Lender's prior written approval as provided herein. Borrower shall not, without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed, enter into, enter into any agreement with respect to (including, without limitation, any non-disturbance agreement), renew, extend, amend, modify, permit any assignment of, waive any provisions of, release any party to, terminate, exercise any recapture rights with respect to, reduce rents under, accept a surrender of space under, or shorten the term of, in each case, any Major Lease; provided, however, that such consent shall not be required to the extent that the Major Lease provides for an extension or renewal that may be exercised in the Tenant's discretion. Lender shall execute and deliver a Subordination Non-Disturbance and Attornment Agreement on Lender's then current standard form (or such other reasonable form requested by such Tenants and reasonably approved by Lender) to Tenants under future Major Leases approved by Lender (as set forth above) and under other Leases meeting the criteria set forth above promptly upon request with such commercially reasonable changes as may be requested by Tenants, from time to time, as are reasonably acceptable to Lender.

(b)Borrower (i) shall observe and perform in all material respects, the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided, however, (A) Borrower shall deliver written notice of Borrower's anticipated enforcement action with respect to any Major Lease not less than ten (10) Business Days prior to the taking of such enforcement action, and (B) Borrower shall not terminate or accept a surrender of a Major Lease without Lender's prior approval, such consent not to be unreasonably withheld, conditioned or delayed; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall hold all security deposits under all Leases in accordance with Applicable Law. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Notwithstanding the foregoing or anything in the Loan Documents to the contrary, all Leases and renewals of Leases executed after the Anticipated Repayment Date shall be subject to Lender's prior approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that such approval shall not be required with respect to a renewal that may be exercised in the Tenant's discretion pursuant to the terms of any Lease entered into (i) prior to the Closing Date, or (ii) in accordance with the terms of the Loan Documents after the Closing Date but prior to the Anticipated Repayment Date.

(c)Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Major Lease during the term of the Loan. Borrower further agrees to provide Lender with written notice of a Tenant “going dark” under such Tenant's Lease within five (5) Business Days after Borrower learns that such Tenant “goes dark”.

(d)Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower's receipt of any termination fee or payment (“Lease Event Payment”) paid by any Tenant under any Lease in consideration of any termination, modification or amendment or settlement of any Lease or any release or discharge of any Tenant under any Lease from any obligation thereunder (a “Lease Event”). Borrower further covenants and agrees that (i) except as provided in clause (ii)(A) below, Borrower shall hold any such Lease Event Payment in trust for the benefit of Lender and (ii) (A) in the event such Lease Event Payment is less than $50,000, such Lease Event Payment shall be payable to Borrower or (B) in the event such Lease Event Payment equals or exceeds $50,000, such Lease Event Payment shall be placed by Borrower in reserve with Lender, to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property in accordance with Lender's standard disbursement procedures in increments of at least the Minimum Disbursement Amount (or a lesser amount if the total amount of the reserve is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining shall be made).

(e)If Borrower shall materially default in the performance or observance of any term, covenant or condition of any Lease and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Lease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under such Lease shall be kept unimpaired and free from default. If any party to any Lease shall deliver to Lender a copy of any notice of default under such Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.

Section 4.15    Management Agreement.

(a)Borrower shall (i) diligently perform, observe and enforce all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement and (ii) promptly notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice. Without Lender's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, Borrower shall not surrender the Management Agreement, consent to the assignment by Manager of its interest under the Management Agreement, or terminate or cancel the Management Agreement as it relates to the Property, or modify, change, supplement, alter or amend the Management Agreement as it relates to the Property, in any respect, either orally or in writing, and Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Agreement, all the rights, privileges and prerogatives of Borrower to surrender the Management Agreement or to terminate, cancel, modify, change, supplement, alter or amend the Management Agreement as it relates to the Property in any respect, and any such surrender of the Management Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Management Agreement without the consents required pursuant to this Section 4.15(a) shall be void and of no force and effect; provided that, Borrower shall not be required to obtain Lender's consent with respect to any non-material changes, supplements, alterations or amendments to the Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any person designated by Lender shall have, and are hereby granted, subject to the terms and conditions of, and the rights of Tenants under the Leases, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall notify Lender if Manager sub-contracts to a third party or an affiliate any or all of its management responsibilities under the Management Agreement with respect to the Property. Borrower shall, from time to time, use its commercially reasonable efforts to obtain from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be reasonably requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and, should Borrower so fail to exercise such option, Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Any sums expended by Lender pursuant to this paragraph shall bear interest at the Applicable Interest Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security

Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

(b)Without limitation of the foregoing, if the Property is removed from the application of the Management Agreement pursuant to the Assignment of Management Agreement or for any other reason, then Lender, at its option, may require Borrower to engage, in accordance with the terms and conditions set forth in the Assignment of Management Agreement, a new manager (the “New Manager”) to manage the Property, which such New Manager shall be a Qualified Manager. New Manager shall be engaged by Borrower pursuant to a written management agreement that complies with the terms hereof and of the Assignment of Management Agreement and is otherwise satisfactory to Lender in all respects. New Manager and Borrower shall execute an Assignment of Management Agreement in the form then used by Lender. Without limitation of the foregoing, if required by Lender, Borrower shall, as a condition precedent to Borrower's engagement of such New Manager, obtain a Rating Agency Confirmation with respect to such New Manager and new management agreement. To the extent that such New Manager is an Affiliated Manager, Borrower's engagement of such New Manager shall, if required by Lender, be subject to Borrower's delivery to Lender of a New Non-Consolidation Opinion.

(c)Notwithstanding anything to the contrary set forth in Section 4.15(a) above, Borrower may, without Lender's consent, terminate the Management Agreement provided the Property remains managed at all times by a Qualified Manager and the provisions of Section 4.15(b) are otherwise satisfied. In the event that Cole Realty Advisors, Inc. is no longer an Affiliated Manager, then Borrower and/or Guarantor shall replace Manager with a Qualified Manager and otherwise satisfy the provisions of Section 4.15(b).

Section 4.16    Payment for Labor and Materials.

(a)Subject to Section 4.16(b), Borrower will promptly pay, or cause to be paid pursuant to the terms of any applicable Lease, when due all bills and costs for labor, materials, and specifically fabricated materials incurred by Borrower in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to remain undischarged for a period of sixty (60) days after Borrower obtains knowledge thereof in respect of the Property or any part thereof any lien or security interest relating to any such Work Charge, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.

(b)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all Applicable Law; (iii) neither the Property nor any part thereof or interest therein will be in imminent and/or present danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the reasonable judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the Property (or any part thereof or interest therein) shall be in imminent and/or present danger of being sold, forfeited, terminated, cancelled or lost.

Notwithstanding the foregoing provisions of this Section 4.16(b), to the extent the Lease with a Tenant remains in effect and such Tenant remains liable for the obligations under its Lease, such Tenant shall have the right to exercise any contest rights explicitly set forth in such Lease in accordance with the express terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 4.16(b), the provisions set forth in such Lease shall govern and control. Borrower agrees to notify Lender in writing in the event that a Tenant under any Lease exercises its right to contest thereunder and agrees to deliver to Lender any correspondence received or delivered by Borrower pursuant to such Lease as it relates to such Tenant's right to contest.
Section 4.17    Performance of Other Agreements. Borrower shall observe and perform in all material respects each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing the Debt and any amendments, modifications or changes thereto.

Section 4.18    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

Section 4.19    ERISA

(a)Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

(B)
Less than 25 percent of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2), as modified by § 3(42) of ERISA, disregarding the value of any equity interests in Borrower held by (I) a Person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of Borrower, (II) any Person who provides investment advice for a fee (direct or indirect) with respect to the assets of Borrower, or (III) any affiliate of a Person described in the immediately preceding clause (I) or (II);

(C)
Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940; or

(D)
The assets of Borrower are not otherwise “plan assets” of one or more “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, within the meaning of 29 C.F.R. § 2510.3-101.

Section 4.20    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the real property portion of the Property.

Section 4.21    Alterations. Lender's prior approval shall be required in connection with any alterations to any Improvements (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the applicable Alteration Threshold, (c) that are structural in nature, unless the structural alterations are set forth in a Lease approved by Lender in accordance with Section 4.14 hereof, provided that any such alterations are performed in accordance with the terms of such Lease, or (d) made after the Anticipated Repayment Date; provided, however, that with respect to items (a) and (b) above, such approval may be granted or withheld in Lender's reasonable discretion, and with respect to items (c) and (d) above, such approval may be granted or withheld in Lender's sole discretion. If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed the applicable Alteration Threshold for the Property, Borrower shall promptly deliver to Lender as security for the payment of such amounts (the “Alteration Security”) and as additional security for Borrower's obligations under the Loan Documents any of the following as determined by Borrower: (i) cash, (ii) U.S. Obligations, (iii) other securities acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), or (iv) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold. Notwithstanding the immediately preceding sentences to the contrary, in the event a Lease permits the Tenant thereunder to perform alterations without Borrower's consent or approval (or if the Tenant has obtained such consent or approval from Borrower prior to the Closing Date and Borrower has advised Lender in writing of such approval) and without any requirement to deliver any Alteration Security as required hereunder, and such Tenant maintains a long term unsecured debt rating of “BBB-” or better by S&P (or an equivalent rating by the other Rating Agencies), then such Alteration Security shall not be required hereunder. All alterations by Borrower to any Improvements shall be made lien-free and in a good and workmanlike manner in accordance with all Applicable Laws.

Notwithstanding the foregoing provisions of this Section 4.21, to the extent a Lease with a Tenant remains in effect and such Tenant remains liable for the obligations under its Lease, such Tenant shall have the right to perform any alterations explicitly set forth in such Lease (which do not require Borrower's consent or for which such consent was obtained from Borrower prior to the Closing Date and Borrower has advised Lender in writing of such consent) in accordance with the express terms thereof and, to the extent such rights conflict or are inconsistent with the provisions of this Section 4.21, the provisions set forth in such Lease shall govern and control.

Section 4.22    REA Covenants. Borrower agrees that without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower will not enter into any new Property Document or execute modifications to any existing Property Document if such new Property Document or such modifications will have a Material Adverse Effect. Borrower shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each Property Document to comply with all of the terms and conditions contained in such Property Document in all material respects.

Section 4.23    Certificates of Occupancy. Borrower shall use commercially reasonable efforts to cause the tenants of the Property to obtain certificates of occupancy for the premises leased by such tenants pursuant to the requirements of the applicable Leases.

Section 4.24    Autozone Violation. Borrower shall use commercially reasonable efforts to cause Autozone to clear the fire code violation previously issued to Autozone with respect to storage of flammable and combustible liquids at the portion of the Property leased by Autozone (the “Autozone Violation”).

ARTICLE 5

ENTITY COVENANTS

Section 5.1    Single Purpose Entity/Separateness.

(a)Borrower has not and, as long as the Debt or any portion thereof remains outstanding, will not:

(i)engage in any business or activity other than the acquisition, ownership, improvement, operation, management, leasing and maintenance of the Property, and activities incidental thereto;

(ii)acquire or own any assets other than (A) the Property, (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of the Property, and (C) cash and U.S. Obligations;

(iii)merge into or consolidate with any Person, or, to the fullest extent permitted by applicable law, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv)fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the Applicable Law of the jurisdiction of its organization or formation, or, except as required by applicable law or as permitted thereunder, amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v)own any subsidiary, or make any investment in, any Person, other than, with respect to any SPE Component Entity, in the applicable Borrower;

(vi)except as contemplated under Article 9 hereof, commingle its assets with the assets of any other Person;

(vii)incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, (C) Indebtedness associated with Permitted Encumbrances, and/or (D) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B), (C) and (D) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Loan. From and after the date hereof, no Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property;

(viii)except as set forth in the Loan Documents, fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. Borrower's assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower's assets may be included in a consolidated financial statement of its affiliates provided that such assets shall be listed on Borrower's own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

(x)except as set forth in the Loan Documents, maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi)except as set forth in the Loan Documents, assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, other than with respect to any asset pledges that have been released on or prior to the date hereof;

(xii)make any loans or advances to any Person;

(xiii)fail to file its own tax returns (to the extent that such Borrower is required to file its own tax returns under Applicable Law);

(xiv)except as set forth in the Loan Documents, fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so after the payment of all Operating Expenses and Debt Service), provided that the covenant contained herein shall not (1) require any equity owner to make additional capital contributions to Borrower, and (2) be deemed to be breached solely because the cash flow from the Property, after the payment of all Operating Expenses and Debt Service, is insufficient for purposes of satisfying the Debt in full on the Maturity Date;

(xvi)without the unanimous written consent of all of its partners or members, as applicable, and the consent of each Independent Director (regardless of whether such Independent Director is engaged at the Borrower or SPE Component Entity level), (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that causes such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

(xvii)fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate invoices and checks;

(xviii)fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Property to do so);

(xix)acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable; or

(xx)violate or cause to be violated the factual assumptions made with respect to Borrower and its principals in the Non-Consolidation Opinion or in any New Non-Consolidation Opinion.

(b)If Borrower is a limited partnership or a limited liability company (other than an Acceptable Delaware LLC), each general partner or managing member (each, an “SPE Component Entity”) shall be a corporation or an Acceptable Delaware LLC (I) whose sole asset is its interest in such Borrower; (II) which has not been and shall not be permitted to engage in any business or activity other than owning an interest in such Borrower; (III) which has not been and shall not be permitted to incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) separate and apart from debt of such Borrower solely in its capacity as general partner of such Borrower; and (IV) which has and will at all times own at least a 0.5% direct equity ownership interest in such Borrower (or a 0.1% direct equity ownership interest if such Borrower is a Delaware limited partnership). Each such SPE Component Entity will at all times comply, and will cause the corresponding Borrower to comply, with each of the representations, warranties, and covenants contained in this Article 5 (to the extent applicable) as if such representation, warranty or covenant was made directly by such SPE Component Entity. Upon the withdrawal or the disassociation of an SPE Component Entity from a corresponding Borrower, such Borrower shall immediately appoint a new SPE Component Entity whose articles of incorporation or organization are substantially similar to those of such SPE Component Entity and deliver a New Non-Consolidation Opinion to Lender with respect to the new SPE Component Entity and its equity owners.

(c)In the event Borrower or the SPE Component Entity is an Acceptable Delaware LLC, the limited liability company agreement of Borrower or the SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or the SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or the SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or the SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or the SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any Person acting as a springing member of Borrower or the SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or the SPE Component Entity (as applicable) automatically be admitted to Borrower or the SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or the SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or the SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or the SPE Component Entity (as applicable)

as a Special Member in accordance with requirements of Delaware law and (B) after giving effect to such resignation or transfer, there remains at least two (2) Independent Directors of the SPE Component Entity or Borrower (as applicable) in accordance with Section 5.2 below. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or the SPE Component Entity (as applicable) upon the admission to Borrower or the SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or the SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or the SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or the SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the limited liability company act of the State of Delaware (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or the SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or the SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or the SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or the SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or the SPE Component Entity (as applicable). In order to implement the admission to Borrower or the SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or the SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or the SPE Component Entity (as applicable).

(d)The LLC Agreement shall further provide that, (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or the SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or the SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or the SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or the SPE Component Entity (as applicable) shall continue without dissolution, and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or the SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or the SPE Component Entity (as applicable).

Section 5.2    Independent Director.

(a)The organizational documents of Borrower (to the extent Borrower is a corporation or an Acceptable Delaware LLC) or the SPE Component Entity, as applicable, shall provide that at all times there shall be at least two (2) duly appointed independent directors of such entity (each, an “Independent Director”) reasonably satisfactory to Lender who each shall (I) not have been at the time of each such individual's initial appointment, and shall not have been at any time during the preceding five years, and shall not be at any time while serving as Independent Director, either (i) a shareholder (or other equity owner) of, or an officer, director (other than in its capacity as Independent Director), partner, member or employee of, Borrower or SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, or other Person who derives any of its purchases or revenues from its activities with, Borrower or SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates (other than in its capacity as an Independent Director), (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, member, employee supplier, customer or other Person, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier, customer or other Person and (II) be employed by, and in good standing with, in each case, an Approved ID Provider. Each Independent Director at the time of their initial engagement shall have had at least three (3) years prior experience as an independent director to a company or a corporation in the business of owning and operating commercial properties similar in type and quality to the Property.

(b)The organizational documents of Borrower or the SPE Component Entity (as applicable) shall further provide that the (I) the board of directors or managers of such Borrower or the SPE Component Entity as applicable, and the constituent members of such Borrower (the “Constituent Members”) shall not take any action which, under the terms of any organizational documents of such Borrower or the SPE Component Entity as applicable requires the unanimous vote of (1) the board of directors or managers of such Borrower or the SPE Component Entity as applicable, or (2) the Constituent Members, unless at the time of such action there shall be at least two (2) Independent Directors engaged as provided by the terms hereof; (II) to the fullest extent permitted by applicable law, any resignation, removal or replacement of any Independent Director shall not be effective without two (2) Business Days prior written notice to Lender accompanied by evidence that the replacement Independent Director satisfies the applicable terms and conditions hereof and of the applicable organizational documents; (III) to the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Constituent Members and Borrower and any SPE Component Entity (including Borrower's and any SPE Component Entity's respective creditors) in acting or otherwise voting on the matters provided for herein and in Borrower's and SPE Component Entity's organizational documents (which such fiduciary duties to the Constituent Members and Borrower and any SPE Component Entity (including Borrower's and any SPE Component Entity's respective creditors), in each case, shall be deemed to apply solely to the extent of their respective economic interests in Borrower or SPE Component Entity (as applicable) exclusive of (x) all other interests (including, without limitation, all other interests of the Constituent Members), (y) the interests of other affiliates of the Constituent Members, Borrower and SPE Component Entity and (z) the interests of any group of affiliates of which the Constituent Members, Borrower or SPE Component Entity is a part); (IV) other than as provided in subsection (III) above, the Independent Directors shall not have any fiduciary duties to any Constituent Members, any directors of Borrower or SPE Component Entity or any other Person; (V) the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing under applicable law; and (VI) to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Act, an Independent Director shall not be liable to Borrower, any SPE Component Entity, any Constituent Member or any other Person for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct or any act or omission by such Independent Director constituted a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Section 5.3    Compliance Certificate. Not later than ninety (90) days after and as of the end of each fiscal year and at any other time upon request from Lender, Borrower shall provide an Officer's Certificate certifying as to Borrower's continued compliance with the terms of this Article 5 and the terms concerning Cash Management as set forth in Article 9 hereof. Additionally, Borrower shall provide Lender with such other evidence of Borrower's compliance with this Article 5 and Article 9 hereof, as Lender may reasonably request from time to time.

Section 5.4    Change of Name, Identity or Structure. Except as expressly permitted pursuant to Section 6.3 hereof, Borrower shall not change (or permit to be changed) Borrower's or the SPE Component Entity's (a) name, (b) identity (including its trade name or names), (c) state in which its principal place of business is located as set forth on the first page of this Agreement or, (d) if not an individual, Borrower's or the SPE Component Entity's corporate, partnership or other structure, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's or the SPE Component Entity's structure, without first obtaining the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or the SPE Component Entity intends to operate the Property, and representing and warranting that Borrower or the SPE Component Entity does business under no other trade name with respect to the Property.

Section 5.5    Business and Operations. Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

ARTICLE 6

NO SALE OR ENCUMBRANCE

Section 6.1    Transfer Definitions. For purposes of this Article 6, “Restricted Party” shall mean Borrower, Operating Partnership, any SPE Component Entity and Guarantor; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest (other than Permitted Encumbrances).

Section 6.2    No Sale/Encumbrance.

(a)Other than with respect to (i) Leases entered into in accordance with the terms and conditions of Section 4.14 hereof, and (ii) the transfers expressly permitted pursuant to the terms and conditions of Sections 6.3 and 6.4 hereof, without the prior written consent of Lender, Borrower shall not cause or permit (i) a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein, (ii) a Sale or Pledge of an interest in any Restricted Party or (iii) any change in Control of Borrower, Operating Partnership or Guarantor, or any change in control of the day-to-day operations of the Property (collectively, a “Prohibited Transfer”).

(b)Subject to the terms and conditions of Sections 6.3 and 6.4 hereof, a Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to (A) any Leases or any Rents or (B) the Property Documents; (iii) any action instituted by (or at the behest of) Borrower or its affiliates or consented to or acquiesced in by Borrower or its affiliates which results in a Property

Document Event; (iv) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions (other than in connection with any secondary offering of shares in Guarantor in accordance with Section 6.3 below); (v) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests, except as set forth in this Article 6; (vi) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; (viii) any Sale or Pledge which causes Operating Partnership to no longer own 99.9% of the legal and/or beneficial ownership interest in such Borrower; and (ix) any Sale or Pledge which causes Guarantor to no longer (1) own at least 99.9% of the legal and/or beneficial ownership interest in Operating Partnership, except as set forth in this Article 6, (2) Control Borrower and (3) Control the day-to-day operation of the Property.

Section 6.3    Permitted Transfers of Equity Interests. (a) For the avoidance of doubt and notwithstanding the restrictions contained in Sections 6.1 and 6.2 hereof or in Article 5 of the Security Instrument, the following transfers shall not be Prohibited Transfers and shall be permitted without Lender's consent: the sale, transfer or issuance of shares in Guarantor in accordance with Applicable Law or the subsequent Sale or Pledge (for estate planning purposes or otherwise) of such shares (provided no Person, together with any Affiliates of such Person, owns or holds a security interest in, or pledge of, more than forty-nine percent (49%) of the legal and/or beneficial interests in Guarantor); provided, however, with respect to such transfers:

(i)no such transfers shall result in a change in Control of Guarantor;

(ii)after giving effect to such transfers, (A) Guarantor shall own at least a fifty-one percent (51%) direct or indirect legal and beneficial ownership interest in Borrower, any SPE Component Entity and Operating Partnership; (B) Guarantor shall Control Borrower, any SPE Component Entity and Operating Partnership; and (C) Guarantor shall control the day-to-day operation of the Property; and

(iii)the Property shall continue to be managed by Affiliated Manager or a Qualified Manager in accordance with Section 4.15 hereof.

(b)For the avoidance of doubt and notwithstanding the restrictions contained in Section 6.1 and 6.2 hereof or in Article 5 of the Security Instrument, the following transfers shall not be Prohibited Transfers and shall be permitted without Lender's consent: (1) the transfer (but not the pledge), in one or a series of transactions, of not more than forty-nine percent (49%) of the partnership interests, membership interests or shares (as the case may be) in Operating Partnership, Borrower, any SPE Component Entity or Guarantor, and (2) the issuance of limited partnership interests in Operating Partnership; provided, however, with respect to such transfers:

i.Lender shall receive not less than thirty (30) days prior written notice of such transfers;

ii.no such transfers shall result in a change in Control of Guarantor;

iii.after giving effect to such transfers, (A) Guarantor shall own at least a fifty-one percent (51%) direct or indirect legal and beneficial ownership interest in Borrower, any SPE Component Entity and Operating Partnership; (B) Guarantor shall Control Borrower, any SPE Component Entity and Operating Partnership; and (C) Guarantor shall control the day-to-day operation of the Property;

iv.the Property shall continue to be managed by Affiliated Manager or a Qualified Manager in accordance with Section 4.15 hereof;

v.in the case of the transfer of any direct equity ownership interests in any Borrower, such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof;

vi.such transfers shall be conditioned upon Borrower's and Guarantor's ability to, after giving effect to the equity transfer in question, (A) remake the representations contained herein relating to ERISA matters, the Patriot Act, OFAC and matters concerning Embargoed Persons (and, upon Lender's request, Borrower and Guarantor shall deliver to Lender (1) an Officer's Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer, and (2) searches, acceptable to Lender, for any entity or individual owning, directly or indirectly, 20% or more of the interests in the Borrower as a result of such transfer), and (B) continue to comply with the covenants contained herein relating to ERISA matters, the Patriot Act, OFAC and matters concerning Embargoed Persons;

vii.in the case of the transfer of any equity ownership interests directly in any Borrower or Operating Partnership and the effect of any such transfer is that more than forty-nine percent (49%) in the aggregate of direct or indirect interest in any Borrower or Operating Partnership, as applicable, are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in Borrower or Operating Partnership, as applicable, as of the date hereof, Borrower shall, no less than thirty (30) days prior to the effective date of such transfer, deliver to Lender a New Non-Consolidation Opinion acceptable to Lender addressing such transfer; and

viii.such transfers shall not trigger any right of first refusal, option to purchase or default under the Property Documents.

Section 6.4    Permitted Property Transfers (Assumptions). Notwithstanding the foregoing provisions of this Article 6, at any time other than the sixty (60) days prior to and following any Secondary Market Transaction, Lender shall not unreasonably withhold consent to the two (2) time transfer of the Property in its entirety to, and the related assumptions of the Loan by, any Person (a “Transferee”) provided that, with respect to each such transfer, each of the following terms and conditions are satisfied:

(a)no Event of Default has occurred and is continuing;

(b)Borrower shall have delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith or promptly thereafter, all such information concerning the proposed Transferee as Lender shall reasonably require. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c)Borrower shall have paid to Lender, concurrently with the closing of such prospective transfer, (i) a non-refundable assumption fee in an amount equal to the greater of (y) one-half percent (0.5%) of the then outstanding principal balance of the Loan for the first such transfer, and one percent (1%) of the then outstanding principal balance of the Loan for each subsequent transfer or (z) $15,000, (ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection therewith and (iii) all reasonable fees, costs and expenses of all third parties and the Rating Agencies incurred in connection therewith;

(d)Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 13 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members, shareholders, affiliates or sponsors as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and an Affiliate of Transferee reasonably acceptable to Lender shall execute a recourse guaranty and an environmental indemnity in form and substance identical to the Guaranty and Environmental Indemnity, respectively, with such changes to each of the foregoing as may be reasonably required by Lender;

(e)Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by Applicable Law, and shall execute any additional documents reasonably requested by Lender;

(f)Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may reasonably deem necessary at the time of the transfer, all in form and substance reasonably satisfactory to Lender;

(g)Transferee shall have furnished to Lender all appropriate papers evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and, in the event that Transferee is not an Acceptable Delaware LLC, such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 5 hereof;

(h)Unless Transferee will, with Lender's consent, self-manage the Property, Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of the Assignment of Management Agreement and Section 4.15 hereof and assign to Lender as additional security such new management agreement;

(i)Transferee shall furnish to Lender a New Non-Consolidation Opinion and an additional opinion of counsel satisfactory to Lender and its counsel (A) that the assumption of the Debt has been duly authorized, executed and delivered, and that the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (B) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, (C) that the transfer will not constitute a “significant modification” of the Loan under Section 1001 of the IRS Code or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC Trust and (D) with respect to such other matters as Lender may reasonably request;

(j)if required by Lender, Lender shall have received a Rating Agency Confirmation with respect to such transfer;

(k)Transferee shall deposit with Lender such reserve funds as Lender may require, including, without limitation, reserve funds for taxes, insurance, tenant improvements and leasing commissions, capital expenditures and immediate repairs, and the amendment of the Loan Documents to require the Transferee to make monthly deposits of such reserve funds for such purposes thereafter;

(l)Lender shall have received evidence reasonably acceptable to Lender that a Property Document Event will not occur as a result of the proposed transfer; and

(m)Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the applicable terms and conditions of this Section 6.4.

Notwithstanding the foregoing or anything herein to the contrary, Borrower may not exercise its rights pursuant to this Section 6.4 during the period that commences on the date that is sixty (60) days prior to the date of any intended Securitization of the Loan and ending on the date that is sixty (60) days after the date of such Securitization of the Loan.
Section 6.5    Lender's Rights. Except in connection with a transfer under Section 6.4 (for which the provisions of Section 6.4 shall control), Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of this Agreement and the other Loan Documents as so modified, (b) payment of a transfer fee of 1% of the outstanding principal balance of the Loan and all of Lender's reasonable expenses incurred in connection with such Prohibited Transfer, (c) to the extent required by Lender, receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) receipt of a New Non-Consolidation Opinion with respect to the Prohibited Transfer, and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All reasonable expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender's consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

ARTICLE 7

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1    Insurance.

(a)Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for Borrower and the Property providing at least the following coverages:

(i)insurance with respect to the Improvements and the Personal Property at the Property insuring against any peril now or hereafter included within the classification “Special Cause of Loss” or “Special Perils” (which shall not exclude fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke), in each case (A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000, excluding windstorm and earthquake insurance which may have a deductible of 5% of the “Full Replacement Cost”; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement. The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii)commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Articles 12 and 13 hereof to the extent the same is available;

(iii)loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsections 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected gross income from the Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on the greatest of: (x) Borrower's reasonable estimate of the gross income from the Property and (y) the highest gross income received with respect to the Property during the term of the Loan for any full calendar year prior to the date the amount of such insurance is being determined, in each case for the succeeding eighteen (18) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The net amount of the loss of rents and/or business interruption insurance proceeds, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees), if any, in collecting such insurance proceeds (the “Rent Loss Proceeds”) shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account;

(iv)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Subsection 7.1(a)(i) written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 7.1(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)workers' compensation, subject to the statutory limits of the state in which the Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi)comprehensive boiler and machinery insurance covering all mechanical and electrical equipment in such amounts as shall be reasonably be required by Lender, and, if pressure vessels and boilers are in operation, amounts of insurance must be on terms consistent with the commercial property insurance policy required under Subsection 7.1(a)(i) above or in such other amount as shall be reasonably required by Lender;

(vii)if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts plus excess flood insurance in amounts reasonably acceptable to Lender; provided, that, the insurance provided pursuant to this clause (vii) shall be on terms consistent with the “All Risk” insurance policy required in Section 7.1(a)(i) above. Notwithstanding the foregoing, Lender acknowledges and agrees that Borrower shall be permitted to obtain flood insurance for the Property through a commercial flood insurance policy with a deductible of five percent (5%) of insurable value;

(viii)earthquake, sinkhole and mine subsidence insurance, if required, in amounts equal to one time (1x) the probable maximum loss of the Property as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, provided that the insurance pursuant to this Subsection (viii) shall be on terms consistent with the all risk insurance policy required under Section 7.1(a)(i), inclusive of loss of rents and/or business interruption insurance required pursuant to Subsection 7.1(a)(iii) above;

(ix)umbrella liability insurance in an amount not less than $25,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(x)intentionally omitted;

(xi)motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000);

(xii)such insurance as may be required of Borrower pursuant to the terms of the Property Documents, if any;

(xiii)within fifteen (15) days following the Closing Date, an environmental insurance policy issued by Indian Harbor Insurance Company containing such terms as are approved by Lender on or prior to the Closing Date (the “Indian Harbor Environmental Insurance Policy”), or, at Borrower's option, a comparable environmental insurance policy issued by an insurer satisfactory to Lender which provides coverage comparable to the Indian Harbor Environmental Insurance Policy (both in scope and amount) (as applicable, the “Environmental Insurance Policy”); and

(xiv)such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b)All insurance provided for in Subsection 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and approved by Lender. The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc., and a claims paying ability/financial strength rating of “A-” or better by S&P or an equivalent rating by another Rating Agency (each such insurer shall be referred to below as a “Qualified Insurer”); provided, however, that if Borrower elects to have its insurance coverage provided by a syndicate of insurers, then, (A) if such syndicate consists of five (5) or more members, at least sixty percent (60%) of the insurance coverage (or if such syndicate consists of four (4) or fewer members, at least seventy-five percent (75%) of the insurance coverage) shall be provided by insurance companies having a claims paying ability rating of “A-” or better by S&P and (B) the remaining percentage of the insurance coverage, as applicable, shall be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P. Notwithstanding the foregoing, it is acknowledged and agreed that Aspen Specialty Insurance Company, Ironshore Specialty Insurance Company and RSUI Indemnity Company/Landmark American Insurance Company shall be considered Qualified Insurers as of the Closing Date provided that such Insurers do not move lower in the syndicate, increase their limits or fail to maintain the following ratings, as applicable: (x) with respect to Aspen Specialty Insurance Company, a claims paying ability rating of “A X” or better by AM Best, (y) with respect to Ironshore Specialty Insurance Company, a claims paying ability rating of “Baa1” or better by Moody's, and (z) with respect to RSUI Indemnity Company/Landmark American Insurance Company, a claims paying ability rating of “A” or better by Fitch.

(c)Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 7.1(a), Borrower shall deliver to Lender evidence satisfactory to Lender that such Policies have been renewed or replaced. Within fifteen (15) days after the expiration date of each Policy theretofore furnished to Lender, Borrower shall deliver standard Insurance Services Organization Accord certificates of insurance reasonably acceptable to Lender. Not less than fifteen (15) days prior to the delinquency of payment of the premiums due under the Policies (the “Insurance Premiums”), Borrower shall deliver to Lender evidence of such payment.

(d)Except to the extent required pursuant to Section 7.1(a) hereof, Borrower shall not obtain (or permit to be obtained) (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender's interest is included therein as provided in this Agreement and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 7.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 7.1(a). Any blanket insurance Policy remains subject to review and approval by Lender based on the schedule of locations and values. Any blanket insurance Policy shall provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 7.1(a).

(e)All Policies of insurance provided for or contemplated by Subsection 7.1(a), shall name Borrower as a named insured, and with respect to liability policies, except for the Policy referenced in Subsection 7.1(a)(v) and (xi), shall name Lender as additional insured, as their respective interests may appear, and in the case of property policies, including but not limited to terrorism, rent loss, business interruption, boiler and machinery, earthquake and flood insurance, shall contain a standard noncontributing mortgagee clause (or its equivalent) in favor of Lender providing that the loss thereunder shall be payable to Lender.

(f)All property Policies of insurance provided for in Subsection 7.1(a) shall provide that:

(i)no (A) act, failure to act, violation of warranties, declarations or conditions, or negligence by Borrower, or anyone acting for Borrower, or by any Tenant under any Lease or other occupant, (B) Intentionally Omitted, (C) exercise by Lender of any of its rights or remedies hereunder or under any other Loan Document, or (D) failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)the Policy shall not be cancelled without at least 30 days' written notice to Lender, or at least 10 days' written notice for non-payment of premium;

(iii)each Policy shall provide that (A) the issuers thereof shall give 10 days' written notice to Lender (prior to expiration of the Policy) if the issuers elect not to renew the Policy and (B) Lender is permitted to make payments to effect the continuation of such Policy upon notice of cancellation due to non-payment of Insurance Premiums;

(iv)Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

(v)Except as provided in Section 7.1(j) below, the Policies shall not exclude coverage for acts of terror or similar acts of sabotage.

(g)Intentionally Omitted.

(h)If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, after five (5) Business Days prior notice to Borrower (unless Lender has a reasonable belief that one or more of the Policies is not in full force and effect or will expire in less than five (5) Business Days), to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate. In the event Lender obtains insurance coverage on behalf of Borrower pursuant to this subsection (g), Borrower shall be permitted to cancel such insurance coverages provided Borrower has delivered to Lender evidence of Borrower's compliance with this Article 7, which such evidence shall be subject to Lender's prior written approval (not to be unreasonably withheld, conditioned or delayed).

(i)In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property (other than (i) those Policies that are not solely covering the Property, (ii) liability Policies or (iii) Policies maintained by a Tenant) and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.

(j)As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender's prior written consent thereto and (2) if required by Lender, confirmed that Lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy.

(k)The property, loss of rents/business interruption, general liability and umbrella liability insurance policies required in this Section 7.1 (the “Applicable Policies”) shall not exclude Terrorism Coverage (defined below). Notwithstanding anything to the contrary contained herein, in the event that, after the date hereof, any Applicable Policy excludes coverage for Acts of Terror, Borrower shall obtain and maintain (or cause to be obtained and maintained) coverage for such excluded Acts of Terror (the “Terrorism Coverage”), which such Terrorism Coverage shall comply with each of the applicable requirements for Policies set forth above (including, without limitation, those relating to deductibles); provided, that, Lender, at Lender's option, may reasonably require Borrower to obtain or cause to be obtained the Terrorism Coverage with higher deductibles than set forth above. Notwithstanding the foregoing, in no event shall Borrower be required to pay annual premiums in excess of the TC Cap (defined below) in order to obtain the Terrorism Coverage (but Borrower shall be obligated to purchase such portion of the Terrorism Coverage as is obtainable by payment of annual premiums equal to the TC Cap). As used above, “Acts of Terror” shall mean acts of terror or similar acts of sabotage; provided, that, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Authorization Act of 2007 (as the same may be further modified, amended, or extended, “TRIA”) (i) remains in full force and effect and (ii) continues to cover both foreign and domestic acts of terror, the provisions of TRIA shall determine what is deemed to be included within this definition of “Acts of Terror”. As used above, “TC Cap” shall mean two (2) times the amount of Insurance Premiums that would be payable for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Property on a stand-alone basis (including, without limitation, the insurance required pursuant to Sections 7.1(a)(i) and 7.1(a)(iii) hereof) at the time that any Terrorism Coverage is excluded from any Policy.

(l)Lender hereby agrees that the Policies maintained by Borrower as of the date hereof (including any Non-Conforming Policies) are acceptable and satisfy the requirements set forth in this Article 7.

Section 7.2    Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender (provided that such notice shall not be required if the estimated cost to restore are less than $100,000.00) and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender (a “Restoration”) and otherwise in accordance with Section 7.4. Borrower shall pay, or cause to be paid, all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower.

Section 7.3    Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property (or any portion thereof) of which Borrower has actual knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If a portion (but less than all) of the Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4. If the Property (or any portion thereof) is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 7.4    Restoration. The following provisions shall apply in connection with the Restoration of the Property:

(a)If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4.

(i)The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:

(A)	no Event of Default shall have occurred and be continuing;

(B)
(1) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of (i) fair market value of the Property as reasonably determined by Lender, and (ii) rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than fifteen percent (15%) of each of (i) the fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property is taken, such land is located along the perimeter or periphery of the Property, no material portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;

(C)
Leases demising in the aggregate a percentage amount equal to or greater than seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all Tenants under Major Leases shall continue to operate their respective space at the Property after the completion of the Restoration;

(D)
Borrower shall (or shall cause the responsible party therefore to) commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion in compliance with all Applicable Laws, including, without limitation, all applicable Environmental Laws;

(E)
Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) by other funds of Borrower;

(F)
Lender shall be satisfied that, upon the completion of the Restoration, the Underwritable Cash Flow of the Property will be sufficient to cover all carrying costs and operating expenses of the Property;

(G)
Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Anticipated Repayment Date, (2) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or Condemnation;

(H)
Borrower shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower shall guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Subsection 7.4(b);

(I)	the Property and the use thereof after the Restoration will be in material compliance with and permitted under the Property Documents and all Applicable Law;

(J)
the Property Documents will remain in full force and effect during and after the Restoration and a Property Document Event shall not occur as a result of the applicable Casualty, Condemnation and/or Restoration; and

(K)	the Restoration shall be done and completed in a reasonably expeditious and diligent fashion and in material compliance with the Property Documents and all Applicable Law.

(ii)The Net Proceeds shall be held by Lender in an interest-bearing account (bearing interest at a rate established by Lender, which may or may not be the highest rate then available) and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), such acceptance not to be unreasonably withheld, conditioned or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such acceptance not to be unreasonably withheld, conditioned or delayed. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's reasonable fees, shall be paid by Borrower. Borrower shall have the right to settle all claims under the Policies (subject to Lender's approval of the final settlement, which approval shall not be unreasonably withheld, conditioned or delayed), provided that (a) no Event of Default exists, (b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

(iv)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Subsection 7.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 7.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under this Agreement, the Security Instrument, the Note and the other Loan Documents.

(vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower within ten (10) Business Days thereafter, provided no Event of Default shall have occurred and shall be continuing under this Agreement, the Security Instrument, the Note or any of the other Loan Documents.

(c)All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 7.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper. If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

(d)Notwithstanding the foregoing provisions of this Section 7.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the real property relating to the Property following a Casualty or Condemnation, the Loan-to-Value Ratio of the remaining real property relating to the Property is greater than 125% (such value to be determined, in Lender's sole discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must be paid down by Borrower by the least of the following amounts, unless the Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of lien: (i) the Net Proceeds, (ii) the fair market value of the Property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio of the Loan (as so determined by Lender) does not increase after the release. Unless Lender determines, in its sole discretion, that applicable REMIC requirements or regulations require a different valuation method, Lender shall determine the Loan-to-Value Ratio of the remaining portion of the Property by capitalizing net operating income for the Property for such period using a capitalization rate or range of capitalization rates, in its sole discretion, that Lender has no reason to believe is incorrect.

(e)Notwithstanding the foregoing provisions of this Article 7, to the extent any Lease remains in effect and the Tenant thereunder remains liable for the obligations under such Lease, the restoration of the Property and disposition of any amounts, awards or payments payable with respect to any Casualty or Condemnation relating to the Property shall be governed by the applicable Lease. Borrower agrees to notify Lender in writing in the event that a Tenant under any Lease exercises any right relating to any Casualty or Condemnation thereunder and agrees to deliver to Lender any correspondence received or delivered by Borrower pursuant to such Lease as it relates to any Casualty or Condemnation.

ARTICLE 8

IMMEDIATE REPAIRS
Section 8.1    Completion of Immediate Repairs. Borrower shall perform the repairs at the Property as set forth on Schedule III hereto (such repairs hereinafter referred to as “Immediate Repairs”) and shall complete each of the Immediate Repairs on or before the respective deadline for each repair as set forth on Schedule III hereto.

ARTICLE 9

CASH MANAGEMENT AGREEMENT

Section 9.1    Cash Management Agreement. Borrower shall enter into the Cash Management Agreement on the date hereof which shall govern the collection, holding and disbursement of Rents and any other income from the Property during the term of the Loan.

Section 9.2    Cash Flow Sweep. In the event of a Cash Trap Event Period (as defined in the Cash Management Agreement), all Excess Cash Flow (as defined in the Cash Management Agreement) shall be deposited into the Excess Cash Flow Subaccount (as defined in the Cash Management Agreement), as more particularly set forth in the Cash Management Agreement.

ARTICLE 10

EVENTS OF DEFAULT; REMEDIES

Section 10.1    Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:
(a)if (A) any monthly Debt Service payment is not paid within five (5) days when due except to the extent sums sufficient to pay monthly Debt Service have been deposited with Lender in accordance with the terms of the Cash Management Agreement or the Deposit Account Agreement (as defined in the Cash Management Agreement) and Lender's access to such sums is not restricted or constrained in any manner, (B) the payment due on the Maturity Date is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(b)if any of the Taxes or Other Charges is not paid prior to delinquency except to the extent Borrower or Tenant is contesting such Taxes or Other Charges in accordance with the terms of Section 4.5 hereof;

(c)if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof and such failure to deliver evidence is not cured within ten (10) Business Days after notice from Lender to Borrower of such failure;

(d)if any of the covenants contained in Sections 5.1, 5.2, 5.4, 5.5 or Article 6 hereof are breached or violated;

(e)if any representation or warranty of, or with respect to, Borrower or Guarantor, made herein, in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan shall have been false or misleading in any material adverse respect when made;

(f)if (i) Borrower, any SPE Component Entity or Guarantor shall commence any case, proceeding or other action (A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any managing member or general partner of Borrower, any SPE Component Entity or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, any SPE Component Entity or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; (iii) there shall be commenced against Borrower, any SPE Component Entity or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; (iv) Borrower, any SPE Component Entity or Guarantor shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any SPE Component Entity or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g)if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering Borrower's interest in any part of the Property whether it be superior or junior in lien to the Security Instrument;

(h)subject to Section 4.16(b) hereof, if the Property becomes subject to any mechanic's, materialman's or other lien (other than a lien for any Taxes not then due and payable or a Permitted Encumbrance) and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of sixty (60) days after Borrower obtains actual or constructive knowledge thereof from any source whatsoever;

(i)if any federal tax lien is filed against Borrower, any SPE Component Entity, Guarantor or Borrower's interest in the Property and same is not discharged of record (by payment, bonding or otherwise) within sixty (60) days after Borrower obtains actual or constructive knowledge thereof from any source whatsoever;

(j)intentionally omitted;

(k)if any default occurs under any guaranty or indemnity executed by Borrower and/or Guarantor in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any;

(l)if any of the factual assumptions relating to the conduct of Borrower contained in the Non-Consolidation Opinion, or in any New Non-Consolidation Opinion, are untrue or shall become untrue in any material respect, unless (A) any such breach was immaterial and non-recurring, (B) Borrower corrects (or causes to be corrected), to Lender's reasonable satisfaction, such breach or violation within thirty (30) days of obtaining knowledge thereof and (C) if requested by Lender upon its determination that such default might be considered by a court as a factor in the court's finding for a consolidation of the assets of Borrower with the assets of another Person, Borrower delivers to Lender within such thirty (30) day period opinions of counsel to the effect that such failure shall not negate or impair the opinions contained in the Non-Consolidation Opinion (or alternatively, deliver to Lender a new Non-Consolidation Opinion in form and substance, and from counsel, reasonably acceptable to Lender opining that the effect of such failure would not result in such consolidation);

(m)if Borrower shall fail to deliver to Lender any Required Financial Item when required under Section 4.12 and such failure is not cured within ten (10) Business Days after notice from Lender of such failure;

(n)if Borrower defaults under the Management Agreement with respect to the Property in any material respect beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Management Agreement is canceled, terminated or surrendered with respect to the Property or expires pursuant to its terms, unless in such case Borrower shall enter into a new management agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;

(o)if any representation and/or covenant herein relating to ERISA matters is breached in any material respect;

(p)if a Property Document Event occurs and the same is not remedied within ten (10) Business Days after notice from Lender, in the case of any event which can be remedied by the payment of a sum of money or (ii) for thirty (30) days after notice from Lender, in the case of any other event, provided that if such event cannot reasonably be remedied within such thirty (30) day period and Borrower shall have commenced such remedy within such thirty (30) day period and thereafter diligently and expeditiously proceeds to complete the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to complete the same, it being agreed that no such extension shall be for a period in excess of ninety (90) days;

(q)intentionally omitted;

(r)if Borrower shall continue to be in default under any term, covenant or condition of this Agreement not specified in subsections (a) through (p) above or not otherwise specifically specified as an Event of Default herein, (i) for more than ten (10) Business Days after notice from Lender, in the case of any default which can be cured by the payment of a sum of money or (ii) for thirty (30) days after notice from Lender, in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days; and/or

(s)if there shall be a default under any of the other Loan Documents beyond any applicable notice and cure periods contained in such Loan Documents or to the extent there is no applicable notice and cure with respect to such default set forth in such other Loan Documents, then (i) for more than ten (10) Business Days after notice from Lender, in the case of any default which can be cured by the payment of a sum of money or (ii) for thirty (30) days after notice from Lender, in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days.

Section 10.2    Remedies.

(a)Subject to the terms of Article 13 hereof, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to Borrower and any SPE Component Entity only), Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement, the Security Instrument, the Note and the other Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(f) above (with respect to Borrower and any SPE Component Entity only), the Debt and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in the Security Instrument, the Note and the other Loan Documents to the contrary notwithstanding.

(b)Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement, the Security Instrument, the Note or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement, the Security Instrument, the Note or the other Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by Applicable Law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by Applicable Law, equity or contract or as set forth herein or in the Security Instrument, the Note or the other Loan Documents, subject to the terms of Article 13 hereof. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

(c)Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(d)Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until five (5) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents

shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(e)Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

(f)Upon the occurrence and during the continuance of an Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Subject to the rights of Tenants under the Leases, Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by Applicable Law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred through and including the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

ARTICLE 11

SECONDARY MARKET

Section 11.1     Securitization.

(a)Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. The transaction referred to in clauses (i), (ii) and (iii) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.

(b)If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i)(A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, Operating Partnership and Manager, (B) provide updated budgets relating to the Property and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel reasonably acceptable to Lender and the Rating Agencies;

(ii)provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, matters of Delaware law relating to limited liability companies, which counsel and opinions shall be reasonably satisfactory in form and substance to Lender and the Rating Agencies;

(iii)provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may reasonably require;

(iv)provide such information, documents and agreements relating to the Property Documents as Lender may reasonably request in connection with a Secondary Market Transaction; and

(v)execute such amendments to the Loan Documents and Borrower or any SPE Component Entity's organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure (any of the foregoing, a “Loan Bifurcation”); provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and, after the Anticipated Repayment Date, amortization schedules, but which shall have the same weighted average coupon of the original Note.

(c)If, at the time one or more Disclosure Documents are being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor for purposes of such Securitization, Borrower shall furnish (or cause to be furnished) to Lender upon request (i) the selected financial data or, if applicable, net operating income, described in Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan (or portion of the Loan included in such Securitization) and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in such Securitization or (ii) the financial statements described in Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan (or portion of the Loan included in such Securitization) together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan (or apportion of the Loan included in such Securitization) and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which an Exchange Act Filing is not required. If requested by Lender, and to the extent not prohibited by any applicable lease, other agreement or order, Borrower shall use commercially reasonable efforts to furnish to Lender financial data and/or financial statements for any tenant of any of the Properties delivered to Borrower by such tenants, if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor. Notwithstanding anything in this Section 11.1 to the contrary, with respect to any financial data required under this Section 11.1 which relates to the period of time prior to Borrower's acquisition of the Property (i.e., the date hereof), to the extent such financial data is not in Borrower's possession, Borrower shall use commercially reasonable efforts to obtain such financial data from the applicable predecessor owners, or, if Borrower is unable to obtain such information despite using commercially reasonable efforts, then Borrower may provide a good faith estimate of such financial data, provided that Borrower provides Lender with the information upon which Borrower relied in making any such good faith estimate.

(d)All financial data and financial statements provided by Borrower hereunder pursuant to Section 11.1(c) and (d) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in Section 11.1(c) above shall be audited by independent accountants of Borrower (which accountants shall be acceptable to Lender) in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under Section 11.1(c) shall be accompanied by an Officer's Certificate stating that such financial statements meet the requirements set forth in the first sentence of this Section 11.1(d).

(e)If requested by Lender, Borrower shall provide Lender, promptly upon request and to the extent available to Borrower, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(f)In the event Lender determines, in connection with a Securitization, that the financial data and financial statements and (if applicable) related accountants' reports and consents required in order to comply with Regulation AB or any amendment, modification or replacement of Regulation AB or with other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 11.1(c) and (d), Lender may request, and Borrower shall promptly provide, to the extent available to the Borrower, such other financial statements and (if applicable) related accountants' reports and consents as Lender determines to be necessary or appropriate for such compliance.

(g)Borrower shall be responsible for any of Borrower's out-of-pocket and internal costs and expenses incurred in connection with Borrower's compliance with this Section 11.1 (including, without limitation, Borrower's attorney's fees and expenses), subject to an aggregate cap on such costs and expenses of $10,000.00, and provided that Borrower shall not be required to reimburse Lender for Lender's costs and expenses in connection with this Section 11.1. Notwithstanding the foregoing or anything herein to the contrary, Borrower shall pay for any costs and expenses with respect to items which Borrower is otherwise required to deliver pursuant to the terms of the Loan Documents.

Section 11.2    Securitization Indemnification.

(a)Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(b)Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property, Manager, Operating Partnership, Guarantor and all other aspects of the Loan Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) SUBJECT TO THE TERMS OF ARTICLE 13 HEREOF, INDEMNIFYING LENDER (AND FOR PURPOSES OF THIS SECTION 11.2, LENDER HEREUNDER SHALL INCLUDE ITS OFFICERS AND DIRECTORS), THE AFFILIATE OF WELLS FARGO BANK, NATIONAL ASSOCIATION (“WELLS”) THAT HAS FILED THE REGISTRATION STATEMENT RELATING TO THE SECURITIZATION (THE “REGISTRATION STATEMENT”), EACH OF ITS DIRECTORS, EACH OF ITS OFFICERS WHO HAVE SIGNED THE REGISTRATION STATEMENT AND EACH PERSON THAT CONTROLS THE AFFILIATE WITHIN THE MEANING OF SECTION 15 OF THE SECURITIES ACT OR SECTION 20 OF THE EXCHANGE ACT (COLLECTIVELY, THE “WELLS GROUP”), AND WELLS, AND ANY OTHER PLACEMENT AGENT OR UNDERWRITER WITH RESPECT TO THE SECURITIZATION, EACH OF THEIR RESPECTIVE DIRECTORS AND EACH PERSON WHO CONTROLS WELLS OR ANY OTHER PLACEMENT AGENT OR UNDERWRITER WITHIN THE MEANING OF SECTION 15 OF THE SECURITIES ACT AND SECTION 20 OF THE EXCHANGE ACT (COLLECTIVELY, THE “UNDERWRITER GROUP”) FOR ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES (COLLECTIVELY, THE “LIABILITIES”) TO WHICH LENDER, THE WELLS GROUP OR THE UNDERWRITER GROUP MAY BECOME SUBJECT INSOFAR AS THE LIABILITIES ARISE OUT OF OR ARE BASED UPON ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED IN SUCH SECTIONS OR ARISE OUT OF OR ARE BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE THEREIN A MATERIAL FACT REQUIRED TO BE STATED IN SUCH SECTIONS OR NECESSARY IN ORDER TO MAKE THE STATEMENTS IN SUCH SECTIONS, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING and (C) agreeing to reimburse Lender, the Wells Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Wells Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property (the “Provided Information”). The indemnification provided for in clauses (B) and (C) above shall be effective whether or not the indemnification agreement described above is provided; provided, however, such indemnity shall be limited to the Provided Information and shall only be effective to the extent that Lender accurately states the Provided Information in the applicable Disclosure Document. The aforesaid indemnity will be in addition to any liability which Borrower may otherwise have.

(c)IN CONNECTION WITH EXCHANGE ACT FILINGS, SUBJECT TO THE TERMS OF ARTICLE 13 HEREOF, BORROWER SHALL (I) INDEMNIFY LENDER, THE WELLS GROUP AND THE UNDERWRITER GROUP FOR LIABILITIES TO WHICH LENDER, THE WELLS GROUP OR THE UNDERWRITER GROUP MAY BECOME SUBJECT INSOFAR AS THE LIABILITIES ARISE OUT OF OR ARE BASED UPON THE OMISSION OR ALLEGED OMISSION TO STATE IN THE PROVIDED INFORMATION A MATERIAL FACT REQUIRED TO BE STATED IN THE PROVIDED INFORMATION IN ORDER TO MAKE THE STATEMENTS IN THE PROVIDED INFORMATION, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING and (ii) reimburse Lender, the Wells Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Wells Group or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that Borrower's liability under clauses (i) and (ii) above shall be effective only to the extent that Lender accurately sets forth the Provided Information in the applicable Disclosure Document. The obligations of Borrower pursuant to this Section 11.2(c) shall be in addition to but not in duplication of Section 11.2(b) above.

(d)Promptly after receipt by an indemnified party under this Section 11.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 11.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnified party shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such indemnified party is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel's fees and disbursements are solely related to the defense of a claim for which the indemnifying party is required hereunder to indemnify such indemnified party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e)In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 11.2(b) or (c) hereof is for any reason held to be unenforceable as to an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 11.2(b) or (c) hereof, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Wells' and Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f)SUBJECT TO THE TERMS OF ARTICLE 13 HEREOF, BORROWER SHALL JOINTLY AND SEVERALLY INDEMNIFY LENDER AND ITS OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES AGAINST ANY LOSSES TO WHICH LENDER OR ITS OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, REPRESENTATIVES, AGENTS AND AFFILIATES, MAY BECOME SUBJECT IN CONNECTION WITH ANY INDEMNIFICATION TO THE RATING AGENCIES IN CONNECTION WITH ISSUING, MONITORING OR MAINTAINING THE SECURITIES INSOFAR AS THE LOSSES ARISE OUT OF OR ARE BASED UPON ANY UNTRUE STATEMENT OF ANY MATERIAL FACT IN ANY INFORMATION PROVIDED BY OR ON BEHALF OF BORROWER TO THE RATING AGENCIES (THE “COVERED RATING AGENCY INFORMATION”) OR ARISE OUT OF OR ARE BASED UPON THE OMISSION TO STATE A MATERIAL FACT IN THE COVERED RATING AGENCY INFORMATION REQUIRED TO BE STATED THEREIN OR NECESSARY IN ORDER TO MAKE THE STATEMENTS IN COVERED RATING AGENCY INFORMATION, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING.

(g)The liabilities and obligations of both Borrower and Lender under this Section 11.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

Section 11.3    Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.

Section 11.4    Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender (the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such Servicer; provided that Borrower shall not be responsible for paying Servicer any servicing fees due to Servicer under such servicing agreement (except as otherwise expressly provided in this Agreement, including, without limitation, Section 17.6 hereof).

Section 11.5    Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the reasonable costs and expenses of Lender, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any reasonable fees imposed by any Rating Agency in connection therewith.

Section 11.6    Mezzanine Option. Lender shall have the option (the “Mezzanine Option”) at any time to divide the Loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding amount of the Loan immediately prior to Lender's exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall equal the Applicable Interest Rate. Borrower shall, at Borrower's sole cost and expense (subject to an aggregate cap on such costs and expenses of $10,000.00), cooperate with Lender in Lender's exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower's or any SPE Component Entity's organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating one or more Single Purpose Entities (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A) own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies and other materials as may be reasonably required by Lender or the Rating Agencies.

Section 11.7    Conversion to Registered Form. At the request of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

ARTICLE 12

INDEMNIFICATIONS

Section 12.1     GENERAL INDEMNIFICATION. SUBJECT TO THE TERMS OF ARTICLE 13 HEREOF, BORROWER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL ACTUAL LOSSES IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES AND DIRECTLY ARISING OUT OF OR CAUSED BY ANY ONE OR MORE OF THE FOLLOWING: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE PROCEEDS OF THE LOAN; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR PROPERTY DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER'S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; (D) ANY ACT OR OMISSION BY BORROWER, ANY AFFILIATE OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON WITH RESPECT TO THE

PROPERTY OR IMPROVEMENTS; (E) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF; (F) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF; (G) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE PROPERTY OR ANY PART THEREOF; (H) ANY FAILURE OF THE PROPERTY OR ANY PART THEREOF TO BE IN COMPLIANCE WITH ANY APPLICABLE LAW; (I) ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST LENDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE, UNLESS LENDER HAS TAKEN TITLE TO THE PROPERTY, THE LENDER SHALL BE LIABLE FOR CLAIMS WHICH ARISE ON AND AFTER SUCH DATE OF TAKING TITLE; (J) THE PAYMENT OF ANY COMMISSION, CHARGE OR BROKERAGE FEE TO ANYONE (OTHER THAN A BROKER OR OTHER AGENT RETAINED BY LENDER) WHICH MAY BE PAYABLE IN CONNECTION WITH THE FUNDING OF THE LOAN EVIDENCED BY THE NOTE AND SECURED BY THE SECURITY INSTRUMENT; AND/OR (K) THE HOLDING OR INVESTING OF ANY FUNDS ON DEPOSIT IN THE ACCOUNTS OR THE PERFORMANCE OF ANY WORK OR THE DISBURSEMENT OF FUNDS IN EACH CASE IN CONNECTION WITH ANY RESERVE FUNDS WHICH MAY BE REQUIRED BY LENDER; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, ILLEGAL ACTS, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. ANY AMOUNTS PAYABLE TO INDEMNIFIED PARTIES BY REASON OF THE APPLICATION OF THIS SECTION 12.1 SHALL BECOME IMMEDIATELY DUE AND PAYABLE ON DEMAND AND IF NOT PAID WITHIN FIVE (5) DAYS OF SUCH DEMAND THEREFOR, SHALL BEAR INTEREST AT THE DEFAULT RATE.

Section 12.2    MORTGAGE AND INTANGIBLE TAX AND TRANSFER TAX INDEMNIFICATION. SUBJECT TO THE TERMS OF ARTICLE 13 HEREOF, BORROWER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO (A) ANY TAX ON THE MAKING AND/OR RECORDING OF THE SECURITY INSTRUMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) ANY TRANSFER TAX INCURRED BY INDEMNIFIED PARTIES IN CONNECTION WITH THE EXERCISE OF REMEDIES HEREUNDER.

Section 12.3    ERISA INDEMNIFICATION. SUBJECT TO THE TERMS OF ARTICLE 13 HEREOF, BORROWER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN LENDER'S SOLE DISCRETION) THAT INDEMNIFIED PARTIES MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF A DEFAULT UNDER SECTIONS 3.7 OR 4.19 OF THIS AGREEMENT.

Section 12.4    Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party with respect to the matters set forth in this Article 12 (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding against such Indemnified Parties. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 12.5    Survival. The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing, in the event (i) the Loan is indefeasibly paid in full in the ordinary course, and (ii) no Event of Default exists and is continuing under this Agreement or in any of the other Loan Documents, Borrower shall be released from its obligations set forth herein on the sixth (6th) anniversary (the “Survival Cap”) of the date on which item (i) above is satisfied (except with respect to any claims previously tendered to Borrower hereunder but not fully resolved and indemnified, with respect to which the obligations and liabilities of Borrower under this Article 12 shall continue to survive until such claims are fully resolved and indemnified and shall not be subject to the Survival Cap).

Section 12.6    Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.

ARTICLE 13

EXCULPATION

Section 13.1    Exculpation.

(a)Notwithstanding anything to the contrary herein or in any of the other Loan Documents but subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, manager, trustee, agent, or Affiliate of Borrower (but specifically excluding Guarantor subject to the terms of the Guaranty) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (3) affect the validity or enforceability of any separate written indemnity or guaranty (including, without limitation, the Guaranty) made in connection with the Loan or any of the rights and remedies of Lender thereunder (including, without limitation, Lender's right to enforce said rights and remedies against Borrower and/or Guarantor (as applicable) personally in such separate written indemnity or guaranty and without the effect of the exculpatory provisions of this Article 13); (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of the assignment of leases and rents contained in the Security Instrument; (6) intentionally omitted; (7) constitute a prohibition against Lender seeking a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument (but not to impose personal liability upon Borrower contrary to this Section 13.1) or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (8) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses incurred by Lender (including attorneys' fees and costs reasonably incurred) directly arising out of or caused by the following:

(i)fraud or willful misrepresentation by Borrower, any SPE Component Entity, any of the Exculpated Parties or Guarantor in connection with the Loan;

(ii)the gross negligence or willful misconduct of Borrower, any SPE Component Entity, any of the Exculpated Parties or Guarantor;

(iii)material physical waste to the Property (or any portion thereof) caused by the intentional acts or intentional omissions of Borrower, any SPE Component Entity, any of the Exculpated Parties or Guarantor;

(iv)the removal or disposal of any portion of the Property by Borrower, any SPE Component Entity, any of the Exculpated Parties or Guarantor after an Event of Default unless replaced with property of similar utility and of equal or better value than the portion of the Property so removed or disposed of, as determined by Lender in its reasonable judgment;

(v)the misapplication, misappropriation or conversion by Borrower of (A) any insurance proceeds paid by reason of any Casualty to the Property (or any portion thereof), or (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of the Property, which such proceeds or Award are received by Borrower and not applied as required hereunder or under the other Loan Documents;

(vi)the misapplication, misappropriation or conversion by Borrower of any Rents during the continuance of an Event of Default, which are received by Borrower and not applied by Borrower to the payment of either (i) normal and necessary Operating Expenses or (ii) the Debt;

(vii)failure by Borrower to pay, or cause to be paid, prior to delinquency any Taxes or Other Charges if non-payment of the same would create liens senior to the lien of the Security Instrument on all or any portion of the Property, but only to the extent the Property generates sufficient revenue for the immediately preceding twelve (12) month period (or, if applicable, such shorter period that Borrower has owned each the Property) to pay the same;

(viii)the failure of Borrower to deliver any security deposits, advance deposits or any other deposits collected with respect to the Property to Lender, upon a foreclosure of the Property (or any portion thereof) or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix)the material breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity, this Agreement or in the Security Instrument concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

(x)Borrower's failure to comply with the indemnification obligations in Sections 11.2 and 12.3 hereof;

(xi)the breach of any material representation, warranty or covenant contained in Article 5 hereof;

(xii)the seizure or forfeiture of the Property, or any portion thereof, or Borrower's interest therein, resulting from criminal wrongdoing by Borrower or Guarantor;

(xiii)Borrower's failure to cause any tenant of the Property to obtain a certificate of occupancy in accordance with the requirements of the applicable Lease;

(xiv)Borrower's failure to cause the cure of the Autozone Violation;

(xv)Borrower's failure to maintain flood insurance for the Property with a deductible of not more than $25,000; provided, however, Borrower's liability under this clause (xv) shall be limited to the amount of the deductible under the flood insurance policy; and/or

(xvi)Borrower's failure to maintain the Environmental Insurance Policy.

(b)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower or any SPE Component Entity files a voluntary petition under the Bankruptcy Code or any other Creditors Rights Laws; (ii) an Affiliate, officer, director, or representative which Controls, directly or indirectly, Borrower files, or joins in the filing of, an involuntary petition against Borrower or any SPE Component Entity under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPE Component Entity from any Person; (iii) Borrower or any SPE Component Entity files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited petitioning creditors for any involuntary petition against it; (iv) any Affiliate, officer, director, or representative which Controls Borrower or any SPE Component Entity consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any SPE Component Entity or any portion of the Property (other than a receiver requested by Lender in connection with enforcement of its rights under the Loan Documents); (v) Borrower or any SPE Component Entity makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vi) [Intentionally omitted]; (vii) Borrower or any SPE Component Entity (or any Restricted

Party) contests or opposes any motion made by Lender to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving the Guarantor or its Affiliates; (viii) Borrower (or any Restricted Party) accepts from any Guarantor or Guarantor solicits or provides any debtor-in-possession financing to Borrower in the event Borrower (or any Restricted Party) is the subject of a bankruptcy or insolvency proceeding; or (ix) any covenant contained in Article 6 hereof is violated or breached.

Section 13.2    Survival. The obligations and liabilities of Borrower under this Article 13 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the foregoing, except with respect to the Environmental Indemnity (for which the provisions of the Environmental Indemnity shall control), in the event (i) the Loan is indefeasibly paid in full in the ordinary course, and (ii) no Event of Default exists and is continuing under this Agreement or in any of the other Loan Documents, Borrower shall be released from its obligations set forth in this Article 13 on the Survival Cap (except with respect to any claims (1) under the Environmental Indemnity or (2) previously tendered to Borrower hereunder but not fully resolved and indemnified, with respect to which the obligations and liabilities of Borrower under this Article 13 shall continue to survive until such claims are fully resolved and indemnified and shall not be subject to the Survival Cap).

ARTICLE 14

NOTICES

Section 14.1    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:    c/o Cole Real Estate Investments
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
Attention: General Counsel, Real Estate
Facsimile No.: 602-778-8780

With a copy to:    Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta. Georgia 30326-1044
Attention: Andrew C. Williams, Esq.
Facsimile No.: 404-365-9532

If to Lender:        WELLS FARGO BANK, NATIONAL ASSOCIATION
Wells Fargo Center
1901 Harrison Street, 2nd Floor
MAC A0227-020
Oakland, California 94612

Attention: Commercial Mortgage Servicing
Facsimile No.: 866-359-5352

With a copy to:    Sills Cummis & Gross, P.C.
One Riverfront Plaza
Newark, New Jersey 07102
Attention: Robert Hempstead, Esq.
Facsimile No.: 973-643-6500

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
ARTICLE 15

FURTHER ASSURANCES

Section 15.1    Replacement Documents. Upon receipt of an affidavit reasonably acceptable to Borrower of an officer of Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen, destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (b) if requested by Lender, Borrower will execute a replacement note and Lender or Lender's custodian (at Lender's option) shall provide to Borrower its then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.

Section 15.2    Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of the Security Instrument and thereafter, from time to time, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Security Instrument, this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by Applicable Law so to do.

Section 15.3    Further Acts, etc. Borrower will, at the reasonable cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security Instrument, or for complying with all Applicable Law. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of, during the continuance of an Event of Default, exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 15.3.

Section 15.4    Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b)Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt. If such claim, credit or deduction shall be required by Applicable Law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c)If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

ARTICLE 16

WAIVERS

Section 16.1    Remedies Cumulative; Waivers.

Subject to the terms of Article 13 hereof, the rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
Section 16.2    Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Security Instrument, the Note and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances (unless such notice or demand is otherwise specifically required herein or under any of the other Loan Documents).
Section 16.3    Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement, the Security Instrument, the Note or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Security Instrument, the Note or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Security Instrument, the Note and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 16.4    Waiver of Trial by Jury.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.
Section 16.5    Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except (a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which (i) this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower and (ii) Lender is not required under Applicable Law to give notice.

Section 16.6    Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under this Agreement, the Security Instrument, the Note and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.
Section 16.7    Marshalling and Other Matters.

Borrower hereby waives, to the extent permitted by Applicable Law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of the Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.
Section 16.8    Waiver of Statute of Limitations.

To the extent permitted by Applicable Law, Borrower hereby expressly waives and releases to the fullest extent permitted by Applicable Law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder, under the Note, Security Instrument or other Loan Documents.
Section 16.9    Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 16.10    Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

ARTICLE 17

MISCELLANEOUS

Section 17.1    Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement, the Security Instrument, the Note or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 17.2    Governing Law.

(A)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(B)     ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.
(c)    Borrower does hereby designate and appoint:

Cole Credit Property Trust IV, Inc.
2325 East Camelback Road
Suite 1100
Phoenix, Arizona 85016
Attention: General Counsel, Real Estate

as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action or proceeding in any Federal or State court sitting in the State of New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding. Borrower (i) shall give prompt written notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent and (iii) shall promptly designate such a substitute if its authorized agent is dissolved without leaving a successor.

(d)    Borrower irrevocably consents to service of process as set forth in Section 17.2(c) above and agrees that such service of process shall have the same force and effect as if served personally upon Borrower within the State. Further, Borrower acknowledges and agrees that Borrower shall not contest the validity or legality of service of process upon Borrower in accordance with the foregoing in any legal proceeding.
Section 17.3    Headings. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 17.4    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 17.5    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 17.6    Expenses. Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within ten (10) Business Days of receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements) reasonably incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Security Instrument, the Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions reasonably requested by Lender as to any legal matters arising under this Agreement, the Security Instrument, the Note and the other Loan Documents with respect to the Property); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement, the Security Instrument, the Note and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements and Borrower's compliance with and cooperation under Section 11.1 hereof (subject to the cap set forth therein); (iii) Intentionally Omitted; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement, the Security Instrument, the Note and the other Loan Documents and any other documents or matters requested by Borrower or otherwise required hereunder; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all reasonably required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement, the Security Instrument, the Note and the other Loan Documents; (vii) subject to the terms of Article 13 hereof, enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the Security Instrument, the Note, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) subject to the terms of Article 13 hereof, enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents or with respect to the Property or in connection with any “special servicing” of the Loan or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (including, without limitation, loan servicing or special servicing fees, loan advances, and “work-out” and/or liquidation fees relating thereto); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Borrower also acknowledges and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Lender's internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Lender may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semiannually. If any of the services described above are provided by an employee of Lender, Lender's costs and expenses for such services shall be calculated in accordance with Lender's standard charge for such services. Notwithstanding the foregoing, Borrower shall not be required to pay for more than one appraisal during the term of the Loan unless (x) an Event of Default occurs and is continuing, or (y) as otherwise required by law. In addition, if Borrower is undertaking a Restoration or is performing any work at the Property that requires the obtaining of a building permit, then Borrower shall pay the reasonable out-of-pocket costs of architect's engineers and other consultants retained by Lender to review the performance of such Restoration or work. Any amounts payable to Lender pursuant to this Section 17.6 shall become immediately due and payable upon written demand and, if the same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Applicable Interest Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid.

Section 17.7    Cost of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement, the Security Instrument, the Note and the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes. Any amounts payable to Lender pursuant to this Section 17.7 shall become immediately due and payable upon written demand and, if the same is not paid within ten (10) Business Days from such written demand, shall bear interest at the Default Rate from the date which is ten (10) Business Days from such written demand until the date such amounts have been paid.

Section 17.8    Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 17.9    Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Security Instrument, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 17.10    No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)Borrower and Lender intend that the relationships created under this Agreement, the Security Instrument, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)This Agreement, the Security Instrument, the Note and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement, the Security Instrument, the Note or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

(c)The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

(d)Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e)By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Security Instrument, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f)Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Security Instrument and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement.

Section 17.11    Publicity; Confidentiality.

(a)All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. All news releases, publicity or advertising by Lender or any of its Affiliates through any media intended to reach the general public which refers to this Agreement, the Note, the Security Instrument or the other Loan Documents or the financing evidenced by this Agreement, the Note, the Security Instrument or the other Loan Documents, Borrower, Guarantor or any of their Affiliates shall be subject to the prior written approval of Borrower and/or Guarantor, as applicable, not to be unreasonably withheld. Notwithstanding the foregoing, Borrower agrees that Lender or any of its Affiliates may share additional information pertaining to the Loan in connection with the sale, assignment or participation of any portion of Loan or if required by Applicable Law, any audit of Lender or any of its Affiliates, or any applicable regulatory or judicial proceeding or litigation.

(b)Except as otherwise provided by Applicable Law, Lender shall utilize all non public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but, notwithstanding the foregoing, may make disclosure: (a) to any of its Affiliates (provided any such Affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as requested by any bona fide assignee, participant, Investor, potential investor, Rating Agency (which, for the purposes of this Section 17.11(b), shall include any non-hired Rating Agency) or other transferee in connection with a Secondary Market Transaction (provided they shall be notified of the confidential nature of the information); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) if an Event of Default exists, to any other Person, in connection with the exercise by Lender of rights hereunder or under any of the other Loan Documents; and (f) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate that is not known by Lender to be subject to a confidentiality restriction with respect thereto.

Section 17.12    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and the Security Instrument, the Note or any of the other Loan Documents, the provisions of this Agreement shall control. Wherever the phrase “during the continuance of an Event of Default” or the like appears herein or in any other Loan Document, such phrase shall not mean or imply that Lender has any obligation to accept a cure of such Event of Default. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement, the Note, the Security Instrument and the other Loan Documents and this Agreement, the Note, the Security Instrument and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement, the Note, the Security Instrument and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.

Section 17.13     Entire Agreement. This Agreement, the Note, the Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents.

Section 17.14    Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 17.15    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
BORROWER:

COLE MT SAN JOSE CA, LP, a Delaware limited partnership

By:    Cole GP MT San Jose CA, LLC, its General Partner

By: /s/ JOHN M. PONS
John M. Pons, Officer

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ JOHN G. NICOL
Name: John G. Nicol
Title: Director